Exhibit 10.1(e)

TERM LOAN INTERCREDITOR

AND COLLATERAL AGENCY AGREEMENT

Dated as of August 29, 2017

among

BNP PARIBAS,

as Term Loan Collateral Agent,

BNP PARIBAS,

as Pari Passu Collateral Agent,

BANK OF THE WEST and ING CAPITAL LLC,

as ABL-Cattle Agent,

BNP PARIBAS,

as ABL-Grain Agent,

PNC BANK, NATIONAL ASSOCIATION,

as ABL-Trade Agent

and acknowledged and agreed to by

GREEN PLAINS INC.,

as the Company

and the other New Grantors referred to herein

i

ii

9.18	Appointment of Successor Pari Passu Collateral Agent	59
9.19	Succession	60
9.20	Merger, Conversion or Consolidation of Pari Passu Collateral Agent	60
9.21	Indemnity	60
9.22	Entire Agreement	61

EXHIBITS

Exhibit A – Joinder Agreement (Additional New Grantors)

iii

TERM LOAN INTERCREDITOR

AND COLLATERAL AGENCY AGREEMENT

This TERM LOAN INTERCREDITOR AND COLLATERAL AGENCY AGREEMENT (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”), is dated as of August 29, 2017, and entered into by and among BNP PARIBAS, as collateral agent for the holders of the Term Loan Obligations (as defined below) (in such capacity and together with its successors and assigns from time to time, the “Term Loan Collateral Agent”), BNP PARIBAS, as collateral agent for the holders of the ABL Obligations (as defined below) (in such capacity and together with its successors and assigns from time to time, the “Pari Passu Collateral Agent”), BANK OF THE WEST and ING CAPITAL LLC, as joint administrative agent for the holders of the ABL-Cattle Obligations (as defined below) (in such joint capacity and together with their successors and assigns from time to time, the “ABL-Cattle Agent”), BNP PARIBAS, as collateral agent for the holders of the ABL-Grain Obligations (as defined below) (in such capacity and together with its successors and assigns from time to time, the “ABL-Grain Agent”) and PNC BANK, NATIONAL ASSOCIATION, as agent for the holders of the ABL-Trade Obligations (as defined below) (in such capacity together with its successors and assigns, the “ABL-Trade Agent”) and acknowledged and agreed to by GREEN PLAINS INC., a Delaware corporation (the “Company”) and the other New Grantors (as defined below). Capitalized terms used in this Agreement have the meanings assigned to them in Section 1 below.

RECITALS

The Company, the lenders and agents party thereto, and the Term Loan Collateral Agent have entered into that certain Term Loan Agreement dated as of the date hereof (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, or, subject to Section 5.3 hereof, Refinanced the “Term Loan Agreement”);

Green Plains Cattle Company LLC, a Delaware limited liability company (“GP Cattle”), the lenders and agents party thereto, and the ABL-Cattle Agent have entered into the Credit Agreement dated as of December 3, 2014 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time or, subject to Section 5.3 hereof, Refinanced, the “ABL-Cattle Credit Agreement”);

Green Plains Grain Company LLC, a Delaware limited liability company (including in its capacity as successor by merger to Green Plains Essex Inc., “GP Grain”), the lenders and agents party thereto, and the ABL-Grain Agent have entered into the Credit Agreement dated as of October, 28, 2011 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time or, subject to Section 5.3 hereof, Refinanced, the “ABL-Grain Credit Agreement”);

Green Plains Trade Group LLC, a Delaware limited liability company (“GP Trade”), the lenders and agents party thereto, and the ABL-Trade Agent have entered into the Fourth Amended and Restated Credit and Security Agreement dated as of July 28, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time or, subject to Section 5.3 hereof, Refinanced, the “ABL-Trade Credit Agreement”);

Pursuant to (i) the Term Loan Agreement, the Company has agreed to cause certain current and future Subsidiaries (including, for the avoidance of doubt, the ABL Priority Collateral Grantors) (in such capacity, all such guarantors, the “Term Loan Guarantors” and together with the Company, the “Term Loan Obligors”) to agree to guarantee the Term Loan Obligations pursuant to a Guaranty (the “Term Loan Guaranty”) and (ii) that certain Guaranty dated as of the date hereof, the New Grantors have agreed to guarantee the ABL-Cattle Obligations; (iii) that certain Guaranty dated as of the date hereof, the New Grantors have agreed to guarantee the ABL-Grain Obligations; and (iv) that certain Guaranty dated as of the date hereof, the the New Grantors have agreed to guarantee the ABL-Trade Obligations.

To secure the Term Loan Obligations, (i) the ABL-Cattle Grantor will grant a Lien on substantially all of its assets (the “ABL-Cattle Priority Collateral”) to the Term Loan Collateral Agent pursuant to the terms of the Term-Cattle Collateral Documents, (ii) each ABL-Grain Grantor will grant a Lien on substantially all of its assets (the “ABL-Grain Priority Collateral”) to the Term Loan Collateral Agent pursuant to the terms of the Term-Grain Collateral Documents, (iii) each ABL-Trade Grantor will grant a Lien on substantially all of its assets (the “ABL-Trade Priority Collateral”) to the Term Loan Collateral Agent pursuant to the terms of the Term-Trade Collateral Documents, and (iv) each Term Loan Obligor (including the New Grantors but excluding the ABL Priority Collateral Grantors) have agreed to grant Liens on substantially all of the assets of such Term Loan Obligor pursuant to the terms of the Term Loan Documents.

To secure the ABL-Cattle Obligations, (i) the ABL-Cattle Grantor has granted a Lien on substantially all of its assets to the ABL-Cattle Agent pursuant to the ABL-Cattle Collateral Documents and (ii) concurrently with the execution and delivery of this Agreement, each New Grantor will grant Liens on substantially all of the assets of such New Grantor to the Pari Passu Collateral Agent for the benefit of the holders of the ABL-Cattle Obligations, the holders of the ABL-Grain Obligations and the holders of the ABL-Trade Obligations, on a pari passu basis (except with respect to Declined Real Property Liens on applicable Real Property securing the Series of ABL Obligations with the Declined Real Property Liens), pursuant to the terms of the Pari Passu Collateral Documents.

To secure the ABL-Grain Obligations, (i) each ABL-Grain Grantor has granted a Lien on substantially all of its assets to the ABL-Grain Agent pursuant to the ABL-Grain Collateral Documents and (ii) concurrently with the execution and delivery of this Agreement, each New Grantor will grant Liens on substantially all of the assets of such New Grantor to the Pari Passu Collateral Agent for the benefit of the holders of the ABL-Grain Obligations, the holders of the ABL-Cattle Obligations and the holders of the ABL-Trade Obligations, on a pari passu basis (except with respect to Declined Real Property Liens on applicable Real Property securing the Series of ABL Obligations with the Declined Real Property Liens), pursuant to the terms of the Pari Passu Collateral Documents.

To secure the ABL-Trade Obligations, (i) each ABL-Trade Grantor has granted a Lien on substantially all of its assets to the ABL-Trade Agent pursuant to the ABL-Trade Collateral Documents and (ii) concurrently with the execution and delivery of this Agreement, each New Grantor will grant Liens on substantially all of the assets of such New Grantor to the Pari Passu Collateral Agent for the benefit of the holders of the ABL-Trade Obligations, the holders of the ABL-Cattle Obligations and the holders of the ABL-Grain Obligations, on a pari passu basis (except with respect to Declined Real Property Liens on applicable Real Property securing the Series of ABL Obligations with the Declined Real Property Liens), pursuant to the terms of the Pari Passu Collateral Documents.

Concurrently with the execution and delivery of this Agreement, (i) the ABL-Cattle Agent and the Term Loan Collateral Agent will enter into the ABL-Cattle Intercreditor Agreement pursuant to which the ABL-Cattle Agent and the Term Loan Collateral Agent will set forth their respective Lien priorities in, and rights and remedies with respect to, the ABL-Cattle Priority Collateral, (ii) the ABL-Grain Agent and the Term Loan Collateral Agent will enter into the ABL-Grain Intercreditor Agreement pursuant to which the ABL-Grain Agent and the Term Loan Collateral Agent will set forth their respective Lien priorities in, and rights and remedies with respect to, the ABL-Grain Priority Collateral and (iii) the ABL-Trade Agent and the Term Loan Collateral Agent will enter into the ABL-Trade Intercreditor Agreement pursuant to which the ABL-Trade Agent and the Term Loan Collateral Agent will set forth their respective Lien priorities in, and rights and remedies with respect to, the ABL-Trade Priority Collateral.

The Term Loan Obligations are to be secured (i) by Liens on the Term Priority Collateral granted by the New Grantors that are senior in priority to the Liens securing the ABL Obligations on the Term Loan Priority Collateral pursuant to the terms of this Agreement, (ii) by Liens on the ABL-Cattle Priority Collateral of the ABL-Cattle Grantors that are junior in priority to the Liens securing the ABL-Cattle Obligations on the ABL-Cattle Priority Collateral of the ABL-Cattle Grantors pursuant to the terms of the ABL-Cattle Intercreditor Agreement, (iii) by Liens on the ABL-Grain Priority Collateral of the ABL-Grain Grantors that are junior in priority to the Liens securing the ABL-Grain Obligations on the ABL-Grain Priority Collateral of the ABL-Grain Grantors pursuant to the terms of the ABL-Grain Intercreditor Agreement, (iv) by Liens on the ABL-Trade Priority Collateral of the ABL-Trade Grantors that are junior in priority to the Liens securing the ABL-Trade Obligations on the ABL-Trade Priority Collateral of the ABL-Trade Grantors pursuant to the terms of the ABL-Trade Intercreditor Agreement. The ABL Loan Documents and the Term Loan Documents provide, among other things, that the parties thereto shall set forth in this Agreement their respective rights and remedies with respect to the Term Loan Priority Collateral;

The ABL-Cattle Obligations are to be secured (i) by Liens on the ABL-Cattle Priority Collateral of the ABL-Cattle Grantor that are senior in priority to the Liens securing the Term Loan Obligations on the ABL-Cattle Priority Collateral of the ABL-Cattle Grantors pursuant to the terms of the ABL-Cattle Intercreditor Agreement and (ii) by Liens on the Term Loan Priority Collateral of the New Grantors that are junior in priority to the Liens securing the Term Loan Obligations on the Term Loan Priority Collateral of the New Grantors pursuant to the terms of this Agreement;

The ABL-Grain Obligations are to be secured (i) by Liens on the ABL-Grain Priority Collateral of the ABL-Grain Grantors that are senior in priority to the Liens securing the Term Loan Obligations on the ABL-Grain Priority Collateral of the ABL-Grain Grantors pursuant to the terms of the ABL-Grain Intercreditor Agreement and (ii) by Liens on the Term Loan Priority Collateral of the New Grantors that are junior in priority to the Liens securing the Term Loan Obligations on the Term Loan Priority Collateral of the New Grantors pursuant to the terms of this Agreement;

The ABL-Trade Obligations are to be secured (i) by Liens on the ABL-Trade Priority Collateral of the ABL-Trade Grantors that are senior in priority to the Liens securing the Term Loan Obligations on the ABL-Trade Priority Collateral of the ABL-Trade Grantors pursuant to the terms of the ABL-Trade Intercreditor Agreement and (ii) by Liens on the Term Loan Priority Collateral of the New Grantors that are junior in priority to the Liens securing the Term Loan Obligations on the Term Loan Priority Collateral of the New Grantors pursuant to the terms of this Agreement; and

In consideration of the foregoing, the mutual covenants and obligations herein set forth and for other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, each of the ABL Agent (on behalf of each ABL Claimholder), the Pari Passu Collateral Agent and the Term Loan Collateral Agent (on behalf of each Term Loan Claimholder), intending to be legally bound, hereby agrees as follows:

AGREEMENT

SECTION 1.     Definitions.

1.1     Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“ ABL Adequate Protection Payments” has the meaning set forth in Section 6.3(b).

“ABL Agent” means ABL-Cattle Agent, ABL-Grain Agent and/or ABL-Trade Agent, as the context may require.

“ABL Borrower” means GP Cattle, GP Grain and/or GP Trade, as the context may require.

“ABL-Cattle Agent” has the meaning set forth in the Preamble to this Agreement.

“ABL-Cattle Claimholders” means, at any relevant time, the holders of ABL-Cattle Obligations at that time, including the lenders and the agents under the ABL-Cattle Loan Documents.

“ABL-Cattle Credit Agreement” has the meaning set forth in the Recitals to this Agreement.

“ABL-Cattle Debt” means the ABL-Cattle Obligations.

“ABL-Cattle Grantor” means GP Cattle. For avoidance of doubt, neither the Company nor any other New Grantor shall be an ABL-Cattle Grantor.

“ABL-Cattle Intercreditor Agreement” means the ABL Intercreditor Agreement dated as of the date hereof, between the ABL-Cattle Agent and the Term Loan Collateral Agent, and acknowledged and agreed to by the ABL-Cattle Grantor, as such agreement may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“ABL-Cattle Loan Documents” means the ABL-Cattle Credit Agreement and the Loan Documents (as defined in the ABL-Cattle Credit Agreement), including the Pari Passu Collateral Documents and each of the other agreements, documents and instruments entered into for the purpose of evidencing, governing, securing or perfecting the ABL-Cattle Obligations and any other document or instrument executed or delivered at any time in connection with any ABL-Cattle Obligations, including any intercreditor or joinder agreement among holders of ABL-Cattle Obligations, to the extent such are effective at the relevant time, as each may be amended, restated, amended and restated, supplemented, replaced or Refinanced or otherwise modified from time to time in accordance with the provisions of this Agreement.

“ABL-Cattle Obligations” means the “Secured Obligations” or similar term as defined in the ABL-Cattle Credit Agreement.

“ABL-Cattle Priority Collateral” means “ABL Priority Collateral” as defined in the ABL-Cattle Intercreditor Agreement; provided, for avoidance of doubt, ABL-Cattle Priority Collateral shall, at no time, include any assets or property, whether real, personal or mixed, of any Person other than the assets and property of the ABL-Cattle Grantor.

“ABL-Cattle Priority Collateral Documents” means any agreement, document or instrument, in each case pursuant to which a Lien is granted by the ABL-Cattle Grantor on ABL-Cattle Priority Collateral or pursuant to which any such Lien is perfected.

“ABL Claimholders” means the ABL-Cattle Claimholders, the ABL-Grain Claimholders and/or the ABL-Trade Claimholders, as the context may require, and for avoidance of doubt, shall include the Pari Passu Collateral Agent.

“ABL Controlling Agent” means, (a) other than in connection with an Enforcement Action with respect to Term Loan Priority Collateral, the ABL Agent representing the holders of the ABL Obligations with the largest sum of (i) outstanding principal amount of ABL Obligations (including the undrawn face amount of any such ABL Obligations comprised of letters of credit and any ABL Obligations owed to a Swap Party) and (ii) the aggregate unfunded commitments to extend credit which, when funded, would constitute ABL Obligations and (b) in connection with an Enforcement Action in respect of Term Loan Priority Collateral, the ABL Agent or ABL Agents representing, or acting at the direction of, the holders of more than 50% of the aggregate outstanding principal amount of ABL Obligations (including the undrawn face amount of letters of credit and any ABL Obligations owed to a Swap Party); provided, that solely for purposes of a Pari Passu Collateral Document pursuant to which a Lien is granted to the Pari Passu Collateral Agent on any Real Property and such Real Property is subject to a Declined Real Property Lien and any provisions of this Agreement (other than Section 9.1(a)(6) as it relates to amendments and supplements to this Agreement), with respect to any Real Property that does not secure any Series of ABL Obligations as a result of a Declined Real Property Lien for such Series of ABL Obligations, the amount of ABL Obligations for such Series of ABL Obligations in respect of such Real Property or any proceeds thereof shall be zero. For these purposes, each holder of ABL Obligations will cast its votes in accordance with the applicable ABL Credit Agreement governing such ABL Obligations. Following and in accordance with the outcome of the applicable vote under its ABL Credit Agreement, the ABL Agent of particular ABL Obligations will cast all of its votes under such ABL Obligations as a block in respect of any vote under this Agreement.

“ABL Credit Agreement” means the ABL-Cattle Credit Agreement, the ABL-Grain Credit Agreement and/or the ABL-Trade Credit Agreement, as the context may require.

“ABL Debt” means the ABL-Cattle Debt, the ABL-Grain Debt and the ABL-Trade Debt.

“ABL Debt Default” means any event or condition that, under the terms of any ABL Credit Agreement causes, or permits holders of ABL Debt outstanding thereunder (with or without the giving of notice or lapse of time, or both, and whether or not notice has been given or time has lapsed) to cause, the ABL Debt outstanding thereunder to become immediately due and payable.

“ABL-Grain Claimholders” means, at any relevant time, the holders of ABL-Grain Obligations at that time, including the ABL Secured Parties (as defined in the ABL-Grain Intercreditor Agreement), lenders and the agents under the ABL-Grain Loan Documents.

“ABL-Grain Agent” has the meaning set forth in the Recitals to this Agreement.

“ABL-Grain Credit Agreement” has the meaning set forth in the Recitals to this Agreement.

“ABL-Grain Debt” means the ABL-Grain Obligations.

“ABL-Grain Grantor” means GP Grain and each Subsidiary of GP Grain that has or may from time to time hereafter execute and deliver any ABL-Grain Priority Collateral Document as a “grantor” or “pledgor” (or the equivalent thereof) to secure any ABL-Grain Obligations. For avoidance of doubt, neither the Company nor any other New Grantor shall be an ABL-Grain Grantor.

“ABL-Grain Intercreditor Agreement” means the ABL Intercreditor Agreement dated as of the date hereof, between the ABL-Grain Agent and the Term Loan Collateral Agent, and acknowledged and agreed to by the ABL-Grain Grantors, as such agreement may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“ABL-Grain Loan Documents” means the ABL-Grain Credit Agreement and the Loan Documents (as defined in the ABL-Grain Credit Agreement), including the Pari Passu Collateral Documents and each of the other agreements, documents and instruments entered into for the purpose of evidencing, governing, securing or perfecting the ABL-Grain Obligations and any other document or instrument executed or delivered at any time in connection with any ABL-Grain Obligations, including any intercreditor or joinder agreement among holders of ABL-Grain Obligations, to the extent such are effective at the relevant time, as each may be amended, restated, amended and restated, supplemented, replaced or Refinanced or otherwise modified from time to time in accordance with the provisions of this Agreement.

“ABL-Grain Obligations” means the “Obligations” or similar term as defined in the ABL-Grain Credit Agreement.

“ABL-Grain Priority Collateral” means “ABL Priority Collateral” as defined in the ABL-Grain Intercreditor Agreement; provided, for avoidance of doubt, ABL-Grain Priority Collateral shall, at no time, include any assets or property, whether real, personal or mixed, of any Person other than the assets and property of the ABL-Grain Grantors.

“ABL-Grain Priority Collateral Documents” means any agreement, document or instrument, in each case pursuant to which a Lien is granted by an ABL-Grain Grantor on ABL-Grain Priority Collateral or pursuant to which any such Lien is perfected.

“ABL Intercreditor Agreement” means, the ABL-Cattle Intercreditor Agreement, the ABL-Grain Intercreditor Agreement and/or the ABL-Trade Intercreditor Agreement, as the context may require.

“ABL Loan Documents” means the ABL-Cattle Loan Documents, the ABL-Grain Loan Documents and/or the ABL-Trade Loan Documents, as the context may require and shall for avoidance of doubt, include the Pari Passu Collateral Documents.

“ABL Obligations” means the ABL-Cattle Obligations, the ABL-Grain Obligations and/or the ABL-Trade Obligations, as the context may require.

“ABL Priority Collateral” means the ABL-Cattle Priority Collateral, the ABL-Grain Priority Collateral and/or the ABL-Trade Priority Collateral, as the context may require.

“ABL Priority Collateral Documents” means the ABL-Cattle Priority Collateral Documents, the ABL-Grain Priority Collateral Documents and/or the ABL-Trade Priority Collateral Documents, as the context may require.

“ABL Priority Collateral Grantor” means each ABL-Cattle Grantor, ABL-Grain Grantor and/or ABL-Trade Grantor.

“ABL Pro Rata Percentage” means, with respect to any Series of ABL Obligations, the percentage calculated by dividing (a) the aggregate outstanding amount of such Series of ABL Obligations (taking into account Bank Product Obligations, the undrawn face amount of any such ABL Obligations comprised of letters of credit and any ABL Obligations owed to a Swap Party that are secured pursuant to any applicable ABL Loan Document, but in each case only to the extent deducted from or reserved under the borrowing base under the applicable ABL Loan Documents and expressly excluding any other contingent obligations not then liquidated), by (b) the aggregate amount of all ABL Obligations of all ABL Claimholders (taking into account Bank Product Obligations, the undrawn face amount of any such ABL Obligations comprised of letters of credit and any ABL Obligations owed to a Swap Party that are secured pursuant to any applicable ABL Loan Document, but in each case only to the extent deducted from or reserved under the borrowing base under the applicable ABL Loan Documents and expressly excluding any other contingent obligations not then liquidated); provided, that solely for purposes of Section 9.4 of this Agreement, with respect to any Real Property that does not secure any Series of ABL Obligations as a result of a Declined Real Property Lien for such Series of ABL Obligations, the ABL Pro Rata Percentage for such Series of ABL Obligations in respect of such Real Property and any proceeds thereof shall be zero.

“ABL-Trade Claimholders” means, at any relevant time, the holders of ABL-Trade Obligations at that time, including the lenders and the agents under the ABL-Trade Loan Documents.

“ABL-Trade Agent” has the meaning set forth in the Recitals to this Agreement.

“ABL-Trade Credit Agreement” has the meaning set forth in the Recitals to this Agreement.

“ABL-Trade Debt” means the Indebtedness now or hereafter incurred pursuant to the ABL-Trade Loan Documents.

“ABL-Trade Grantor” means GP Trade, GP Commodity and each Subsidiary of GP Trade or GP Commodity that has or may from time to time hereafter execute and deliver any ABL-Grain Priority Collateral Document as a “grantor” or “pledgor” (or the equivalent thereof) to secure any ABL-Trade Obligations.

“ABL-Trade Intercreditor Agreement” means the ABL Intercreditor Agreement dated as of the date hereof, between the ABL-Trade Agent and the Term Loan Collateral Agent, and acknowledged and agreed to by the ABL-Trade Grantors, as such agreement may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“ABL-Trade Loan Documents” means the ABL-Trade Credit Agreement and the Other Documents (as defined in the ABL-Trade Credit Agreement), including the Pari Passu Collateral Documents and each of the other agreements, documents and instruments entered into for the purpose of evidencing, governing, securing or perfecting the ABL-Trade Obligations and any other document or instrument executed or delivered at any time in connection with any ABL-Trade Obligations, including any intercreditor or joinder agreement among holders of ABL-Trade Obligations, to the extent such are effective at the relevant time, as each may be amended, restated, amended and restated, supplemented, replaced or Refinanced or otherwise modified from time to time in accordance with the provisions of this Agreement.

“ABL-Trade Obligations” means the “Obligations” or similar term as defined in the ABL-Trade Credit Agreement.

“ABL-Trade Priority Collateral” means “ABL Priority Collateral” as defined in the ABL-Trade Intercreditor Agreement; provided, for avoidance of doubt, ABL-Trade Priority Collateral shall, at no time, include any assets or property, whether real, personal or mixed, of any Person other than the assets and property of the ABL-Trade Grantors.

“ABL-Trade Priority Collateral Documents” means any agreement, document or instrument, in each case pursuant to which a Lien is granted by an ABL-Trade Grantor on ABL-Trade Priority Collateral or pursuant to which any such Lien is perfected.

“Affiliate” means, with respect to a specified Person, (a) any other Person that, directly or indirectly, Controls, is Controlled by or is under common Control with the Person specified or is a director or officer of the Person specified or (b) any other Person that directly or indirectly owns 10% or more of any class of equity interests of the Person specified.

“Agreement” has the meaning set forth in the Preamble to this Agreement.

“Bank Product Obligations” means, all obligations and liabilities (whether direct or indirect, absolute or contingent, due or to become due or now existing or hereafter incurred) of any ABL Priority Collateral Grantor, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise, which may arise under, out of, or in connection with credit cards, credit card processing services, debit cards and stored value cards, purchase cards, ACH transactions, any treasury, investment, depository, clearing house, wire transfer, cash management or automated clearing house transfers of funds services or any related services, to any Person permitted to be a secured party in respect of such obligations under the applicable ABL Loan Documents.

“Bankruptcy Case” means a case under the Bankruptcy Code or any other Bankruptcy Law.

“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now and hereafter in effect, or any successor statute.

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close.

“Claimholders” means the Term Loan Claimholders and/or the ABL Claimholders, as the context may require.

“Collateral Agent” means any Pari Passu Collateral Agent and/or any Term Loan Collateral Agent, as the context may require.

“Collateral Documents” means the Term Collateral Documents and the Pari Passu Collateral Documents.

“Company” has the meaning set forth in the Recitals to this Agreement.

“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Declined Real Property Lien” means a Lien on any Real Property of any New Grantor that any ABL Agent states in writing to the Company, the Pari Passu Collateral Agent and the other ABL Agents that such ABL Agent expressly declines, on behalf of the ABL Claimholders represented by it, to accept a Lien on such Real Property to secure such Series of ABL Obligations.

“DIP Financing” has the meaning set forth in Section 6.1.

“Discharge of ABL Obligations” means the Discharge of Series of ABL Obligations for each Series of ABL Obligations.

“Discharge of Series of ABL Obligations” means, except to the extent otherwise expressly provided in Section 5.6, each of the following has occurred with respect to any Series of ABL Obligations:

(a)     payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding, whether or not such interest would be allowed in such Insolvency or Liquidation Proceeding), on all Indebtedness outstanding under the ABL Loan Documents of such Series of ABL Obligations;

(b)     payment in full in cash of all Hedging Obligations and Bank Product Obligations constituting ABL Obligations of such Series of ABL Obligations or the cash collateralization of all such Hedging Obligations and Bank Product Obligations on terms satisfactory to each applicable counterparty (or the making of other arrangements satisfactory to the applicable counterparty);

(c)     payment in full in cash of all other ABL Obligations of such Series of ABL Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid (other than any indemnification obligations for which no claim or demand for payment, whether oral or written, has been made at such time);

(d)     termination or expiration of all commitments, if any, to extend credit that would constitute ABL Obligations of such Series of ABL Obligations; and

(e)     termination or cash collateralization (in an amount and manner reasonably satisfactory to the applicable letter of credit issuer, but in no event greater than 105% of the aggregate undrawn face amount), or the making of other arrangements satisfactory to the applicable letter of credit issuer of all letters of credit issued under the ABL Loan Documents of such Series of ABL Obligations;

provided, that the Discharge of Series of ABL Obligations shall be deemed not to have occurred if any ABL Loan Document of such Series of ABL Obligations is Refinanced in accordance with Section 5.3 and such Refinanced Indebtedness is then in effect and has not itself been Discharged or Refinanced in accordance with Section 5.3.

“Discharge of Term Loan Obligations” means, except to the extent otherwise expressly provided in Section 5.6, each of the following has occurred:

(a)     payment in full in cash of the principal of and interest (including interest accruing on or after the commencement of any Insolvency or Liquidation Proceeding, whether or not such interest would be allowed in such Insolvency or Liquidation Proceeding), on all Indebtedness outstanding under the Term Loan Documents;

(b)     payment in full in cash of all Hedging Obligations constituting Term Loan Obligations or the cash collateralization of all such Hedging Obligations on terms satisfactory to each applicable counterparty (or the making of other arrangements satisfactory to the applicable counterparty);

(c)     payment in full in cash of all other Term Loan Obligations that are due and payable or otherwise accrued and owing at or prior to the time such principal and interest are paid (other than any indemnification obligations for which no claim or demand for payment, whether oral or written, has been made at such time); and

(d)     termination or expiration of all commitments, if any, to extend credit that would constitute Term Loan Obligations;

provided, that the Discharge of Term Loan Obligations shall be deemed not to have occurred if any Term Loan Document is Refinanced in accordance with Section 5.3 and such Refinanced Indebtedness is then in effect and has not itself been Discharged or Refinanced in accordance with Section 5.3.

“Disposition” has the meaning set forth in Section 5.1(b).

“Enforcement Action” means any action to:

(a)     foreclose, execute, levy, or collect on, take possession or control of (other than for purposes of perfection), sell or otherwise realize upon (judicially or non-judicially), or lease, license, or otherwise dispose of (whether publicly or privately), Term Loan Priority Collateral, or otherwise exercise or enforce remedial rights with respect to Term Loan Priority Collateral under the Term Loan Documents or the ABL Loan Documents, including any Pari Passu Collateral Documents (including by way of setoff, recoupment, notification of a public or private sale or other disposition pursuant to the UCC or other applicable law, notification to account debtors, notification to depositary banks under deposit account control agreements, or exercise of rights under landlord consents, if applicable);

(b)     solicit bids from third Persons, approve bid procedures for any proposed disposition of Term Loan Priority Collateral, to conduct the liquidation or disposition of Term Loan Priority Collateral or engage or retain sales brokers, marketing agents, investment bankers, accountants, appraisers, auctioneers, or other third Persons for the purposes of valuing, marketing, promoting, and selling Term Loan Priority Collateral;

(c)     receive a transfer of Term Loan Priority Collateral in satisfaction of Indebtedness or any other Obligation secured thereby;

(d)     otherwise enforce a security interest or exercise another right or remedy, as a secured creditor or otherwise, pertaining to the Term Loan Priority Collateral at law, in equity, or pursuant to the Term Loan Documents or ABL Loan Documents, including any Pari Passu Collateral Documents, in each case to the extent relating to the Term Loan Priority Collateral (including the commencement of applicable legal proceedings or other actions with respect to all or any portion of the Term Loan Priority Collateral to facilitate the actions described in the preceding clauses, and exercising voting rights in respect of equity interests comprising Term Loan Priority Collateral); or

(e)    effectuate or cause the Disposition of Term Loan Priority Collateral by any New Grantor after the occurrence and during the continuation of an event of default under the Term Loan Documents or the ABL Loan Documents with the consent of the Term Loan Collateral Agent (or Term Loan Claimholders) or the Pari Passu Collateral Agent (or ABL Claimholders), as applicable.

“Governmental Authority” means any federal, state, municipal, national or other government, governmental department, commission, board, bureau, court, agency or instrumentality or political subdivision thereof or any entity or officer exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to any government or any court, in each case whether associated with a state of the United States, the United States, or a foreign entity or government.

“GP Cattle” has the meaning set forth in the Recitals to this Agreement.

“GP Commodity” means Green Plains Commodity Management LLC.

“GP Grain” has the meaning set forth in the Recitals to this Agreement.

“GP Trade” has the meaning set forth in the Recitals to this Agreement.

“Hedge Agreement” means a Swap Contract entered into by an ABL Priority Collateral Grantor with a counterparty as permitted under the ABL Loan Documents of the applicable Series of ABL Obligations.

“Hedging Obligation” of any Person means any obligation of such Person pursuant to any Hedge Agreement.

“Indebtedness” means and includes all indebtedness for borrowed money; for the avoidance of doubt, “Indebtedness” shall not include reimbursement or other obligations in respect of letters of credit or Hedging Obligations.

“Insolvency or Liquidation Proceeding” means:

(a)     any voluntary or involuntary case or proceeding under the Bankruptcy Code with respect to any New Grantor;

(b)     any other voluntary or involuntary insolvency, reorganization or Bankruptcy Case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding with respect to any New Grantor or with respect to a material portion of their respective assets;

(c)     any liquidation, dissolution, reorganization or winding up of any New Grantor whether voluntary or involuntary and whether or not involving insolvency or bankruptcy; or

(d)    any assignment for the benefit of creditors or any other marshaling of assets and liabilities of any New Grantor.

“Joinder Agreement” means a supplement to this Agreement in the form of Exhibit A hereto required to be executed pursuant to Section 8.17 hereof.

“Lien” means any lien (including, judgment liens and liens arising by operation of law), mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof) and any option, call, trust (whether contractual, statutory, deemed, equitable, constructive, resulting or otherwise), UCC financing statement or other preferential arrangement having the practical effect of any of the foregoing, including any right of set-off or recoupment.

“New ABL Agent” has the meaning set forth in Section 5.6(b).

“New ABL Debt Notice” has the meaning set forth in Section 5.6(b).

“New Grantor” means the Company and each Subsidiary (other than any ABL Priority Collateral Grantor) of the Company that has or may from time to time hereafter execute and deliver any Pari Passu Collateral Document, any other ABL Loan Document, any Term Loan Collateral Document or any other Term Loan Document, in each case, as a “grantor” or “pledgor” (or the equivalent thereof) to secure any ABL Obligations or Term Loan Obligations, as the case may be.

“New Term Loan Agent” has the meaning set forth in Section 5.6(a).

“New Term Debt Notice” has the meaning set forth in Section 5.6(a).

“Obligations” means all obligations of every nature (including Bank Product Obligations) of each New Grantor from time to time owed to any agent or trustee, the ABL Claimholders, the Term Loan Claimholders or any of them or their respective Affiliates, in each case, under the ABL Loan Documents, the Term Loan Documents or Hedge Agreements, whether for principal, interest or payments for early termination of Swap Contracts, fees, expenses, indemnification or otherwise and all guarantees of any of the foregoing and including any interest and fees that accrue after the commencement by or against any Person of any proceeding under any Bankruptcy Law naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“Officer’s Certificate” means a certificate with respect to compliance with a condition or covenant provided for in this Agreement, signed on behalf of the Company by two officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, including:

(a)     a statement that the Person making such certificate has read such covenant or condition;

(b)     a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate are based;

(c)     a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and

(d)     a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.

“Pari Passu Collateral Agent” has the meaning set forth in the Preamble to this Agreement.

“Pari Passu Collateral Documents” means any agreement, document or instrument, in each case pursuant to which a Lien is granted by a New Grantor to the Pari Passu Collateral Agent securing any ABL Obligations or pursuant to which any such Lien is perfected.

“Pay-Over Amount” has the meaning set forth in Section 6.3(b).

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, limited partnership, Governmental Authority or other entity.

“Post-Petition Interest” means interest, fees, expenses and other charges that pursuant to the ABL Loan Documents or the Term Loan Documents, as applicable, continue to accrue after the commencement of any Insolvency or Liquidation Proceeding, whether or not such interest, fees, expenses and other charges are allowed or allowable under the Bankruptcy Law or in any such Insolvency or Liquidation Proceeding.

“Purchase Price” has the meaning set forth in Section 5.7.

“Real Property” means any real property of any New Grantor on which a Lien has been granted to secure Term Loan Obligations pursuant to a Term Loan Document and a Lien has been granted to secure ABL Obligations pursuant to a Pari Passu Collateral Document.

“Recovery” has the meaning set forth in Section 6.5.

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, defease, amend, modify, supplement, restructure, replace, refund or repay, or to issue other Indebtedness in exchange or replacement for, such Indebtedness in whole or in part and regardless of whether the principal amount of such Refinancing Indebtedness is the same, greater than or less than the principal amount of the Refinanced Indebtedness. “Refinanced” and “Refinancing” shall have correlative meanings.

“Series of ABL Obligations” means, severally, the ABL-Cattle Obligations, the ABL-Grain Obligations and the ABL-Trade Obligations.

“Short Fall” has the meaning set forth in Section 6.3(b).

“Subsidiary” means, as to any Person, a corporation, partnership, limited liability company or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.

“Swap Contract” means (a) any and all interest rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options for forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including such obligations or liabilities under any Master Agreement and (c) any “Swap Contract” as defined in any of the ABL Intercreditor Agreements.

“Swap Party” means a counterparty to any Hedge Agreement.

“Term Loan Agreement” has the meaning set forth in the Recitals to this Agreement.

“Term Loan Claimholders” means, at any relevant time, the holders of Term Loan Obligations at that time, including the Term Loan Lenders and the agents under the Term Loan Documents.

“Term Loan Collateral Documents” means the Collateral Documents (as defined in the Term Loan Agreement) and any other agreement, document or instrument, in each case pursuant to which a Lien is granted by a New Grantor securing any Term Loan Obligations or pursuant to which any such Lien is perfected.

“Term Loan Collateral Agent” has the meaning set forth in the Recitals in this Agreement.

“Term Loan Debt” means the Indebtedness now or hereafter incurred pursuant to the Term Loan Documents.

“Term Loan Documents” means the Term Loan Agreement and the Loan Documents (as defined in the Term Loan Agreement) and each of the other agreements, documents and instruments entered into for the purpose of evidencing, governing, securing or perfecting the Term Loan Obligations, and any other document or instrument executed or delivered at any time in connection with any Term Loan Obligations, including any intercreditor or joinder agreement among holders of Term Loan Obligations to the extent such are effective at the relevant time, as each may be amended, restated, amended and restated, supplemented, replaced or Refinanced or otherwise modified from time to time in accordance with the provisions of this Agreement.

“Term Loan Guarantors” has the meaning set forth in the Recitals to this Agreement.

“Term Loan Guaranty” has the meaning set forth in the Recitals to this Agreement.

“Term Loan Lenders” means the “Lenders” under and as defined in the Term Loan Agreement.

“Term Loan Mortgages” means a collective reference to each mortgage, deed of trust and any other document or instrument under which any Lien on real property owned or leased by any New Grantor is granted to secure any Term Loan Obligations or under which rights or remedies with respect to any such Liens are governed.

“Term Loan Obligations” means all “ Obligations” or similar term as defined in the Term Loan Agreement.

“Term Loan Obligors” has the meaning set forth in the Recitals to this Agreement.

“Term Loan Pledged Collateral” has the meaning set forth in Section 5.5.

“Term Loan Priority Collateral” means, at any time, all of the assets and property of any New Grantor, whether real, personal or mixed, in which the holders of Term Loan Obligations (or any agent therefor including the Term Loan Collateral Agent) and the holders of ABL Obligations (or any agent therefor including the Pari Passu Collateral Agent) hold, purport to hold or are required to hold, a security interest at such time (or, in the case of the Term Loan Obligations, are deemed pursuant to Section 2 to hold a security interest), including any property of any New Grantor subject to Liens granted pursuant to Section 6 to secure both Term Loan Obligations and ABL Obligations. For the avoidance of doubt, Term Loan Priority Collateral shall, at no time, include any assets or property, whether real, personal or mixed, of any Person other than the assets and property of the New Grantors.

“UCC” means the Uniform Commercial Code (or any similar or equivalent legislation) as in effect in any applicable jurisdiction.

1.2    Terms Generally. The definitions of terms in this Agreement shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise:

(a)    any definition of or reference herein to any agreement, instrument or other document, shall be construed as referring to such agreement, instrument or other document, as amended, restated, amended and restated, supplemented or otherwise modified from time to time to the extent permitted herein and any reference herein to any statute or regulations shall include any amendment, renewal, extension or replacement thereof;

(b)    any reference herein to any Person shall be construed to include such Person’s successors and assigns from time to time;

(c)    the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof;

(d)    all references herein to Sections shall be construed to refer to Sections of this Agreement; and

(e)    the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 2.    Lien Priorities.

2.1    Relative Priorities. Notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens securing the ABL Loan Obligations granted on the Term Loan Priority Collateral or of any Liens securing the Term Loan Obligations granted on the Term Loan Priority Collateral and notwithstanding any provision of the UCC or any other applicable law or the ABL Loan Documents or any defect or deficiencies in, or failure to perfect or lapse in perfection of, or avoidance as a fraudulent conveyance or otherwise of, the Liens on the Term Loan Priority

Collateral securing the Term Loan Obligations, the subordination of such Liens to any other Liens, or any other circumstance whatsoever, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any New Grantor, the Pari Passu Collateral Agent, for itself and on behalf of each other ABL Claimholder, hereby agrees that:

(a)    any Lien on the Term Loan Priority Collateral securing any Term Loan Obligations now or hereafter held by or on behalf of the Term Loan Collateral Agent or any Term Loan Claimholders or any agent or trustee therefor, regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be senior in all respects and prior to any Lien on the Term Loan Priority Collateral securing any ABL Obligations; and

(b)    any Lien on the Term Loan Priority Collateral securing any ABL Obligations now or hereafter held by or on behalf of the Pari Passu Collateral Agent, any ABL Claimholders or any agent or trustee therefor regardless of how acquired, whether by grant, possession, statute, operation of law, subrogation or otherwise, shall be junior and subordinate in all respects to all Liens on the Term Loan Priority Collateral securing any Term Loan Obligations. All Liens on the Term Loan Priority Collateral securing any Term Loan Obligations shall be and remain senior in all respects and prior to all Liens on the Term Loan Priority Collateral securing any ABL Obligations for all purposes, whether or not such Liens securing any Term Loan Obligations are subordinated to any Lien securing any other obligation of any New Grantor.

2.2    Prohibition on Contesting Liens; No Marshaling. Each of the Pari Passu Collateral Agent, for itself and on behalf of each other ABL Claimholder, and the Term Loan Collateral Agent, for itself and on behalf of each other Term Loan Claimholder, agrees that it will not (and hereby waives any right to) directly or indirectly contest or support any other Person in contesting, in any proceeding (including any Insolvency or Liquidation Proceeding), the priority, validity, perfection, extent or enforceability of a Lien held, or purported to be held, by or on behalf of any of the Term Loan Claimholders in the Term Loan Priority Collateral or by or on behalf of any of the ABL Claimholders in the Term Loan Priority Collateral, as the case may be, or the amount, nature or extent of the Term Loan Obligations or ABL Obligations or the provisions of this Agreement; provided, that nothing in this Agreement shall be construed to prevent or impair the rights of the Term Loan Collateral Agent or any other Term Loan Claimholder to enforce this Agreement, including the provisions of this Agreement relating to the priority of the Liens on the Term Loan Priority Collateral securing the Term Loan Obligations as provided in Sections 2.1 and 3.1. Until the Discharge of Term Loan Obligations, neither the Pari Passu Collateral Agent nor any other ABL Claimholder will assert any marshaling, appraisal, valuation or other similar right that may otherwise be available to a junior secured creditor.

2.3    No New Liens. So long as the Discharge of Term Loan Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any New Grantor, no New Grantor shall:

(a)    grant or permit any additional Liens on any asset or property of such New Grantor to secure any ABL Obligation unless it has granted or concurrently grants a Lien on such asset or property to secure the Term Loan Obligations, the parties hereto agreeing that any such Lien shall be subject to Section 2.1; provided that this provision will not be violated with respect to any Term Loan Obligations if the Term Loan Collateral Agent is given a reasonable opportunity to accept a Lien on any asset or property of any New Grantor and either the Company or the Term Loan Collateral Agent states in writing that the Term Loan Documents prohibit the Term Loan Collateral Agent from accepting a Lien on such asset or property of such New Grantor, or the Term Collateral Agent otherwise expressly declines to accept a Lien on such asset or property of such New Grantor (any such prohibited or declined lien, a “Term Declined Lien”).

(b)    grant or permit any additional Liens on any asset or property of such New Grantor to secure any Term Loan Obligations unless it has granted or concurrently grants a Lien on such asset or property to secure the ABL Obligations; provided that this provision will not be violated with respect to any ABL Obligations if the Pari Passu Collateral Agent is given a reasonable opportunity to accept a Lien on any asset or property of any New Grantor and either the Company or the Pari Passu Collateral Agent states in writing that the ABL Loan Documents prohibit the Pari Passu Collateral Agent from accepting a Lien on such asset or property of such New Grantor, or the Pari Passu Collateral Agent otherwise declines to accept a Lien on such asset or property of such New Grantor (any such prohibited or declined lien, a “ABL Declined Lien”).

If the Pari Passu Collateral Agent or any ABL Claimholder shall hold any Lien on any assets or property of any New Grantor securing any ABL Obligations that are not also subject to the first-priority Liens, other than any Term Declined Liens, securing all Term Loan Obligations under the Term Loan Collateral Documents, the Pari Passu Collateral Agent or such ABL Claimholder (i) shall notify the Term Loan Collateral Agent promptly upon becoming aware thereof and, unless such New Grantor shall promptly grant a similar Lien, other than any such Lien that would constitute a Term Declined Lien, on such assets or property to the Term Loan Collateral Agent as security for the Term Loan Obligations, the Pari Passu Collateral Agent and ABL Claimholders shall be deemed to hold and have held such Lien for the benefit of the Term Loan Collateral Agent and the other Term Loan Claimholders, other than any Term Loan Claimholders whose Term Loan Documents prohibit them from taking such Liens, as security for the Term Loan Obligations. To the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights and remedies available to any Term Loan Collateral Agent and/or the Term Loan Claimholders, the Pari Passu Collateral Agent, on behalf of each ABL Claimholder, agrees that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 2.3 shall be subject to Section 4.2.

Notwithstanding anything in this Agreement to the contrary, prior to the Discharge of the Term Loan Obligations, cash and cash equivalents may be pledged by New Grantors to secure Term Loan Obligations consisting of reimbursement obligations in respect of letters of credit issued pursuant to the Term Loan Documents without granting a Lien thereon to secure any ABL Obligations. Nothing in this Section 2.3 shall apply to any assets or property of any Person other than the New Grantors.

(c)    Except as provided in Section 3.1(e) hereof, no ABL Agent or ABL Claimholder other than the Pari Passu Collateral Agent shall accept or obtain any Lien to secure ABL Obligations on any asset or property of any New Grantor. If any ABL Agent or any other ABL Claimholder shall hold any Lien on any assets or property of any New Grantor securing any Series of ABL Obligations, such ABL Agent or ABL Claimholder shall (i) notify the Term Loan Collateral Agent and the Pari Passu Collateral Agent promptly upon becoming aware thereof and (ii) immediately take all actions to release such Lien. To the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights and remedies available to any Term Loan Collateral Agent, the Term Loan Claimholders and/or any other ABL Claimholder, such ABL Agent or ABL Claimholder agrees that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted to any of them in contravention of this Section 2.3(c) on any assets or property of any New Grantor shall be subject to Section 4.2 hereof, or after the Discharge of ABL Obligations, Section 9.4 hereof.

2.4    Similar Liens and Agreements. The parties hereto agree that, subject to Sections 2.3 and 5.3(c), it is their intention that the Term Loan Priority Collateral securing the Term Loan Obligations and the Term Loan Priority Collateral securing the ABL Obligations be identical. In furtherance of the foregoing and of Section 8.10, the parties hereto agree, subject to the other provisions of this Agreement:

(a)    upon request by the Term Loan Collateral Agent or the Pari Passu Collateral Agent, to cooperate in good faith (and to direct their counsel to cooperate in good faith) from time to time in order to determine the specific items included in the Term Loan Priority Collateral securing the Term Loan Obligations under the Term Loan Collateral Documents and the Term Loan Priority Collateral securing the ABL Obligations under the Pari Passu Collateral Documents and the steps taken to perfect their respective Liens thereon and the identity of the respective parties obligated under the Term Loan Collateral Documents and the Pari Passu Collateral Documents; and

(b)    that the documents and agreements creating or evidencing Liens on the Term Loan Priority Collateral securing the Term Loan Obligations and Liens on the Term Loan Priority Collateral securing the ABL Obligations, subject to Sections 2.3 and 5.3(c), shall be in all material respects the same forms of documents other than with respect to the first lien and the second lien nature of the Obligations thereunder.

2.5    Perfection of Liens. Except for the arrangements contemplated by Section 5.5, none of the Term Loan Collateral Agent or the Term Loan Claimholders shall be responsible for perfecting and maintaining the perfection of Liens with respect to the Term Loan Priority Collateral for the benefit of the Pari Passu Collateral Agent or the ABL Claimholders. The provisions of this Agreement are intended solely to govern the respective Lien priorities as between the Term Loan Claimholders on the one hand and the ABL Claimholders on the other hand with respect to the Term Loan Priority Collateral and such provisions shall not impose on the Term Loan Collateral Agent, the Term Loan Claimholders, the Pari Passu Collateral Agent, the ABL Claimholders or any agent or trustee therefor any obligations in respect of the disposition of proceeds of any Term Loan Priority Collateral which would conflict with prior-perfected claims therein in favor of any other Person or any order or decree of any court or Governmental Authority or any applicable law.

SECTION 3.    Enforcement.

3.1    Exercise of Remedies.

(a)    Until the Discharge of Term Loan Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any New Grantor, the Pari Passu Collateral Agent and the ABL Claimholders:

(1)    will not commence or maintain, or seek to commence or maintain, any Enforcement Action or otherwise exercise any rights or remedies with respect to the Term Loan Priority Collateral;

(2)    will not contest, protest or object to any foreclosure proceeding or action brought by the Term Loan Collateral Agent or any Term Loan Claimholder or any other exercise by the Term Loan Collateral Agent or any Term Loan Claimholder of any rights and remedies under the Term Loan Documents or otherwise, in each case, to the extent relating to the Term Loan Priority Collateral (including any Enforcement Action initiated by or supported by the Term Loan Collateral Agent or any Term Loan Claimholder) and

(3)    will not object to the forbearance by the Term Loan Collateral Agent or any Term Loan Claimholder from bringing or pursuing any foreclosure proceeding or action or any other exercise of any rights or remedies relating to the Term Loan Priority Collateral, in each case so long as any proceeds received by the Term Loan Collateral Agent in excess of those necessary to achieve a Discharge of Term Loan Obligations are distributed in accordance with Section 4.1 and applicable law.

(b)    Until the Discharge of Term Loan Obligations has occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any New Grantor, the Term Loan Collateral Agent and the Term Loan Claimholders shall have the exclusive right to commence and maintain an Enforcement Action or otherwise enforce rights, exercise remedies (including set-off, recoupment and the right to credit bid their debt, except that

Pari Passu Collateral Agent shall have the credit bid rights set forth in Section 3.1(c)(5)), in each case, with respect to the Term Loan Priority Collateral, and subject to Section 5.1, make determinations regarding the release, disposition, or restrictions with respect to the Term Loan Priority Collateral without any consultation with or the consent of the Pari Passu Collateral Agent or any other ABL Claimholder; provided that any proceeds received by the Term Loan Collateral Agent in excess of those necessary to achieve a Discharge of Term Loan Obligations are distributed in accordance with Section 4.1 and applicable law. In commencing or maintaining any Enforcement Action or otherwise exercising rights and remedies with respect to the Term Loan Priority Collateral, the Term Loan Collateral Agent and the Term Loan Claimholders may enforce the provisions of the Term Loan Documents and exercise remedies thereunder, in each case, with respect to Term Loan Priority Collateral, all in such order and in such manner as they may determine in the exercise of their sole discretion in compliance with any applicable law and without consultation with the Pari Passu Collateral Agent or any ABL Claimholder and regardless of whether any such exercise is adverse to the interest of any ABL Claimholder. Such exercise and enforcement shall include the rights of an agent appointed by them to sell or otherwise dispose of Term Loan Priority Collateral upon foreclosure, to incur expenses in connection with such sale or disposition, and to exercise all the rights and remedies of a secured creditor under the UCC and of a secured creditor under Bankruptcy Laws of any applicable jurisdiction.

(c)    Notwithstanding the foregoing, with respect to Term Loan Priority Collateral or a New Grantor, the Pari Passu Collateral Agent and any other ABL Claimholder may:

(1)    file a claim or statement of interest with respect to the applicable ABL Obligations; provided that an Insolvency or Liquidation Proceeding has been commenced by or against any New Grantor;

(2)    take any action not adverse to the priority status of the Liens on the Term Loan Priority Collateral securing the Term Loan Obligations, or the rights of any Term Loan Collateral Agent or the Term Loan Claimholders to exercise remedies in respect thereof, in order to create, perfect, preserve or protect its Lien on the Term Loan Priority Collateral and with respect to any Term Loan Pledged Collateral, take possession or control of such Term Loan Priority Collateral so long as the Term Loan Collateral Agent elects in writing not to take possession or control thereof;

(3)    file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of any ABL Claimholders, including any claims secured by the Term Loan Priority Collateral, if any, in each case in accordance with the terms of this Agreement;

(4)    vote on any plan of reorganization, arrangement, compromise or liquidation, file any proof of claim, make other filings and make any arguments and motions that are, in each case, in accordance with the terms of this Agreement, with respect to the applicable ABL Obligations and the Term Loan Priority Collateral; provided that no filing of any claim or vote, or pleading related to such claim or vote, to accept or reject a disclosure statement, plan of reorganization, arrangement, compromise or liquidation, or any other document, agreement or proposal similar to the foregoing by the Pari Passu Collateral Agent or any other ABL Claimholder may be inconsistent with the provisions of this Agreement; and

(5)    bid for or purchase Term Loan Priority Collateral at any public, private or judicial foreclosure upon such Term Loan Priority Collateral initiated by the Term Loan Collateral Agent or any other Term Loan Claimholder, or any sale of Term Loan Priority Collateral during an Insolvency or Liquidation Proceeding; provided that such bid may not include a “credit bid” in respect of any ABL Obligations unless the cash proceeds of such bid are otherwise sufficient to cause the Discharge of Term Loan Obligations; and

(6)    engage consultants and perform audits, examinations, and appraisals relating to the enforcement of Liens on any Term Loan Priority Collateral so long as such actions are not adverse to the rights of the Term Loan Collateral Agent to exercise remedies thereof and do not materially affect, in the reasonable discretion of the Term Loan Collateral Agent, the value of the Term Loan Priority Collateral.

The Pari Passu Collateral Agent, for itself and on behalf of each other ABL Claimholder, agrees that it will not take or receive any Term Loan Priority Collateral or any proceeds of Term Loan Priority Collateral in connection with the exercise of any right or remedy (including set-off and recoupment) with respect to any Term Loan Priority Collateral in its capacity as a creditor, unless and until the Discharge of Term Loan Obligations has occurred. Without limiting the generality of the foregoing, unless and until the Discharge of Term Loan Obligations has occurred, except as expressly provided in Section 6.3(b) and this Section 3.1(c), the sole right of the Pari Passu Collateral Agent and the ABL Claimholders with respect to the Term Loan Priority Collateral is to hold a Lien on the Term Loan Priority Collateral pursuant to the Pari Passu Collateral Documents for the period and to the extent granted therein and to receive a share of the proceeds thereof, if any, after the Discharge of Term Loan Obligations has occurred.

(d)    Subject to Sections 3.1(c) and 6.3(b):

(1)    the Pari Passu Collateral Agent, for itself and on behalf of each other ABL Claimholder, agrees that the Pari Passu Collateral Agent and the ABL Claimholders will not take any action with respect to any Term Loan Priority Collateral that would hinder any exercise of remedies with respect to the Term Loan Priority Collateral under the Term Loan Documents or is otherwise prohibited hereunder, including any sale, lease, exchange, transfer or other disposition of the Term Loan Priority Collateral, whether by foreclosure or otherwise;

(2)    the Pari Passu Collateral Agent, for itself and on behalf of each other ABL Claimholder, hereby waives any and all rights it or the ABL Claimholders may have as a junior lien creditor or otherwise to object to the manner in which the Term Loan Collateral Agent or any other Term Loan Claimholder seeks to enforce or collect the Term Loan Obligations against any New Grantor or the Liens securing the Term Loan Obligations granted in any of the Term Loan Priority Collateral undertaken in accordance with this Agreement, regardless of whether any action or failure to act by or on behalf of the Term Loan Collateral Agent or any other Term Loan Claimholder is adverse to the interest of any ABL Claimholder; and

(3)    the Pari Passu Collateral Agent hereby acknowledges and agrees that no covenant, agreement or restriction contained in the Pari Passu Collateral Documents or any other ABL Loan Document (other than this Agreement) shall be deemed to restrict in any way the rights and remedies of the Term Loan Collateral Agent or any other Term Loan Claimholder, in each case, with respect to the Term Loan Priority Collateral as set forth in this Agreement and the Term Loan Documents.

(e)    Except as specifically set forth in this Agreement, the Pari Passu Collateral Agent and the other ABL Claimholders may exercise rights and remedies as unsecured creditors against any New Grantor that has guaranteed or granted Liens to secure the ABL Obligations in accordance with the terms of the applicable ABL Loan Documents and applicable law (other than initiating or joining in an involuntary case or proceeding under any Insolvency or Liquidation Proceeding with respect to any New Grantor); provided that in the event that any ABL Claimholder becomes a judgment Lien creditor in respect of Term Loan Priority Collateral as a result of its enforcement of its rights as an unsecured creditor with respect to the applicable ABL Obligations, such judgment Lien shall be subject to the terms of this Agreement for all purposes (including in relation to such ABL Obligations) in the same manner as the other Liens on the Term Loan Priority Collateral securing the ABL Obligations are subject to this Agreement.

(f)    Except as specifically set forth in Section 3.1(d), nothing in this Agreement shall prohibit the receipt by the Pari Passu Collateral Agent or any other ABL Claimholder of the required payments of interest, principal and other amounts owed in respect of the applicable ABL Obligations so long as such receipt is not the direct or indirect result of the exercise by the Pari Passu Collateral Agent or any other ABL Claimholder of rights or remedies as a secured creditor (including set-off and recoupment) or enforcement in contravention of this Agreement of any Lien in any assets or property of any New Grantor held by any of them or as a result of any other violation by any ABL Loan Claimholder of the express terms of this Agreement. Nothing in this Agreement impairs or otherwise adversely affects any rights or remedies the Term Loan Collateral Agent or any other Term Loan Claimholder may have with respect to the Term Loan Priority Collateral. Nothing in this Agreement impairs or otherwise adversely affects any rights or remedies any ABL Agent or respective ABL Claimholders may have with respect to the corresponding ABL Priority Collateral.

3.2    Actions Upon Breach; Specific Performance. If any ABL Claimholder, in contravention of the terms of this Agreement, in any way takes, attempts to or threatens to take any action with respect to the Term Loan Priority Collateral (including any attempt to realize upon or enforce any remedy with respect to this Agreement), or fails to take any action required by this Agreement with respect to the Term Loan Priority Collateral, this Agreement shall create an irrebutable presumption and admission by such ABL Claimholder that relief against such ABL Claimholder by injunction, specific performance and/or other appropriate equitable relief is necessary to prevent irreparable harm to the Term Loan Claimholders, it being understood and agreed by the Pari Passu Collateral Agent on behalf of each ABL Claimholder that (i) the Term Loan Claimholders’ damages from actions of any ABL Claimholder in respect of the Term Loan Priority Collateral may at that time be difficult to ascertain and may be irreparable, and (ii) each ABL Claimholder waives any defense that any New Grantor and/or the Term Loan Claimholders cannot demonstrate damage and/or be made whole by the awarding of damages, in each case in respect of the Term Loan Priority Collateral. Each of the Term Loan Collateral Agent and the Pari Passu Collateral Agent may demand specific performance of this Agreement. The Term Loan Collateral Agent, on behalf of itself and each other Term Loan Claimholder under the Term Loan Documents, and the Pari Passu Collateral Agent, on behalf of itself and each other ABL Claimholder under the ABL Loan Documents, hereby irrevocably waive any defense based on the adequacy of a remedy at law and any other defense which might be asserted to bar the remedy of specific performance in any action which may be brought by the Term Loan Collateral Agent or the Term Loan Claimholders or the Pari Passu Collateral Agent or the ABL Claimholders, as the case may be, in each case in respect of the Term Loan Priority Collateral. No provision of this Agreement shall constitute or be deemed to constitute a waiver by the Term Loan Collateral Agent on behalf of itself and each other Term Loan Claimholder or the Pari Passu Collateral Agent on behalf of itself and each other ABL Claimholder of any right to seek damages from any Person in connection with any breach or alleged breach of this Agreement.

SECTION 4.    Payments.

4.1    Application of Proceeds. So long as the Discharge of Term Loan Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any New Grantor, any Term Loan Priority Collateral or any proceeds thereof received in connection with any Enforcement Action or other exercise of remedies by the Term Loan Collateral Agent or any Term Loan Claimholder, in each case with respect to the Term Loan Priority Collateral, shall be applied by the Term Loan Collateral Agent to the Term Loan Obligations in such order as specified in the relevant Term Loan Documents; provided, that any non-cash Collateral or non-cash proceeds may be held by the Term Loan Collateral Agent as Term Loan Priority Collateral unless the failure to apply such amounts would be commercially unreasonable. Upon the Discharge of Term Loan Obligations, the Term Loan Collateral Agent shall, in the following order, (i) unless a Discharge of ABL Obligations has already occurred, deliver any remaining proceeds of Term Loan Priority Collateral held by it to the Pari Passu Collateral Agent to be applied by the Pari Passu Collateral Agent to the ABL Obligations in accordance with Section 9.4 of this Agreement until a Discharge of ABL Obligations and (ii) if a Discharge of ABL Obligations has already occurred, deliver such proceeds of Term Loan Priority Collateral to the New Grantors, their successors or assigns from time to time, or to whomever may be lawfully entitled to receive the same.

4.2    Payments Over. (a) So long as the Discharge of Term Loan Obligations has not occurred, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any New Grantor, any Term Loan Priority Collateral or any proceeds thereof (including assets or proceeds subject to Liens referred to in the second to last paragraph of Section 2.3 and any assets or proceeds subject to Liens that have been avoided or otherwise invalidated) received by the Pari Passu Collateral Agent or any other ABL Claimholder in connection with any Enforcement Action or other exercise of any right or remedy relating to the Term Loan Priority Collateral, less any reasonable out-of-pocket expenses incurred in connection with such Enforcement Action, in all cases shall be segregated and held in trust and forthwith paid over to the Term Loan Collateral Agent for the benefit of the Term Loan Claimholders in the same form as received, with any necessary endorsements (which endorsements shall be without recourse and without any representations or warranties) or as a court of competent jurisdiction may otherwise direct. The Term Loan Collateral Agent is hereby authorized to make any such endorsements as agent for the Pari Passu Collateral Agent or any such other ABL Claimholder. This authorization is coupled with an interest and is irrevocable until the Discharge of Term Loan Obligations.

(b)    So long as the Discharge of Term Loan Obligations has not occurred, if in any Insolvency or Liquidation Proceeding of any New Grantor, the Pari Passu Collateral Agent or any other ABL Claimholder shall receive any distribution of money or other property in respect of the Term Loan Priority Collateral (including any assets of any New Grantor or proceeds subject to Liens that have been avoided or otherwise invalidated) such money or other property (other than debt obligations of the reorganized debtor distributed as contemplated by Section 6.6) shall be segregated and held in trust and forthwith paid over to the

Term Loan Collateral Agent for the benefit of the Term Loan Claimholders in the same form as received, with any necessary endorsements (which endorsements shall be without recourse and without any representations or warranties). Any Lien on any assets or property of any New Grantor received by the Pari Passu Collateral Agent or any other ABL Claimholder in respect of any of the ABL Obligations in any Insolvency or Liquidation Proceeding shall be subject to the terms of this Agreement.

SECTION 5.    Other Agreements.

5.1    Releases.

(a)    If in connection with any Enforcement Action by the Term Loan Collateral Agent or any other exercise of the Term Loan Collateral Agent’s remedies, in each case, in respect of the Term Loan Priority Collateral (including, without limitation, the disposition of any Term Loan Priority Collateral by any New Grantor during an Event of Default under (and defined in) the Term Loan Document with the consent of the Term Loan Collateral Agent), in each case prior to the Discharge of Term Loan Obligations, the Term Loan Collateral Agent, for itself or on behalf of any other Term Loan Claimholder, releases any of its Liens on any part of the Term Loan Priority Collateral, then the Liens, if any, of the Pari Passu Collateral Agent, for itself or for the benefit of the ABL Claimholders, on such Term Loan Priority Collateral, shall be automatically, unconditionally and simultaneously released. The Pari Passu Collateral Agent, for itself or on behalf of any such ABL Claimholders, promptly shall execute and deliver to the Term Loan Collateral Agent or the applicable New Grantor such termination statements, releases and other documents in respect of the Term Loan Priority Collateral as the Term Loan Collateral Agent or the applicable New Grantor may request to effectively confirm the foregoing releases, in each case at the expense of the New Grantors.

(b)    If in connection with any sale, lease, exchange, transfer or other disposition of any Term Loan Priority Collateral by any New Grantor (collectively, a “Disposition”) permitted under the terms of the Term Loan Documents and not prohibited under the terms of any ABL Loan Documents (other than in connection with an Enforcement Action or other exercise of the Term Loan Collateral Agent’s remedies in respect of the Term Loan Priority Collateral which shall be governed by Section 5.1(a)), the Term Loan Collateral Agent, for itself or on behalf of any other Term Loan Claimholder, releases any of its Liens on any part of the Term Loan Priority Collateral, other than (A) in connection with, or following, the Discharge of Term Loan Obligations or (B) after the occurrence and during the continuance of any Event of Default under (and as defined in) any Term Loan Document or if such release would result in such an Event of Default, then the Liens, if any, of the Pari Passu Collateral Agent, for itself and for the benefit of the other ABL Claimholders, on such Term Loan Priority Collateral shall be automatically, unconditionally and simultaneously released. The Pari Passu Collateral Agent, for itself or on behalf of each other ABL Claimholder, shall promptly execute and deliver to the Term Loan Collateral Agent or the applicable New Grantor such termination statements, releases and other documents as the Term Loan Collateral Agent or the applicable New Grantor may request to effectively confirm such release.

(c)    Until the Discharge of Term Loan Obligations occurs, the Pari Passu Collateral Agent, on behalf of itself and each other Term Loan Claimholder, hereby irrevocably constitutes and appoints the Term Loan Collateral Agent and any officer or agent of the Term Loan Collateral Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of the Pari Passu Collateral Agent and such ABL Claimholder or in the Term Loan Collateral Agent’s own name, from time to time in the Term Loan Collateral Agent’s discretion, for the purpose of carrying out the terms of this Section 5.1, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary to accomplish the purposes of this Section 5.1, including any endorsements or other instruments of transfer or release. This power is coupled with an interest and is irrevocable until the Discharge of Term Loan Obligations.

(d)    Until the Discharge of Term Loan Obligations occurs, to the extent that the Term Loan Collateral Agent or any Term Loan Claimholder (i) has released any Lien on Term Loan Priority Collateral and any such Liens are later reinstated or (ii) obtains any new Liens from any New Grantor, then the Pari Passu Collateral Agent, for itself and for the other ABL Claimholders, shall be granted a Lien on any such Term Loan Priority Collateral (except to the extent such Lien represents an ABL Declined Lien with respect to the ABL Obligations represented by the Pari Passu Collateral Agent), subject to the lien subordination provisions of this Agreement.

5.2    Insurance. Unless and until the Discharge of Term Loan Obligations has occurred, the Term Loan Collateral Agent and the other Term Loan Claimholders shall have the sole and exclusive right, subject to the rights of the New Grantors under the Term Loan Documents, to adjust settlement for any insurance policy covering the Term Loan Priority Collateral in the event of any loss thereunder and to approve any award granted in any condemnation or similar proceeding (or any deed in lieu of condemnation) affecting the Term Loan Priority Collateral. Unless and until the Discharge of Term Loan Obligations has occurred, and subject to the rights of the New Grantors under the Term Loan Documents, all proceeds of any such policy and any such award (or any payments with respect to a deed in lieu of condemnation) if in respect of the Term Loan Priority Collateral shall be paid to the Term Loan Collateral Agent for the benefit of the Term Loan Claimholders pursuant to the terms of the Term Loan Documents (including for purposes of cash collateralization of letters of credit) and thereafter, if a Discharge of Term Loan Obligations has occurred, and subject to the rights of the New Grantors under the ABL Documents, the balance of such proceeds shall be paid to the Pari Passu Collateral Agent to be applied to the ABL Claimholders in accordance with Section 9.4 of this Agreement and then, if a Discharge of ABL Obligations has occurred, any remaining balance shall be paid to the New Grantors, their successors or assigns from time to time, or to whomever may be lawfully entitled to receive the same. Until the Discharge of Term Loan Obligations has occurred, if the Pari Passu Collateral Agent or any other ABL Claimholder shall, at any time, receive any proceeds of any such insurance policy or any such award or payment in respect of Term Loan Priority Collateral in contravention of this Agreement, then it shall segregate and hold in trust and forthwith pay such proceeds over to the Term Loan Collateral Agent in accordance with the terms of Section  4.2.

5.3    Amendments to Term Loan Documents and ABL Documents.

(a)    The Term Loan Documents may be amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with their terms and the Term Loan Debt may be Refinanced, in each case, without notice to, or the consent of the Pari Passu Collateral Agent or the other ABL Claimholders, all without affecting the lien subordination or other provisions of this Agreement; provided that any such amendment, restatement, supplement, modification or Refinancing is not inconsistent with the terms of this Agreement and, in the case of a Refinancing, the holders of such Refinancing debt (directly or through their agent) bind themselves in a writing addressed to the Pari Passu Collateral Agent to the terms of this Agreement.

(b)    The ABL Loan Documents may be amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with their terms and each Series of ABL Obligations may be Refinanced, in each case, without notice to, or the consent of the Term Loan Collateral Agent or any other Term Loan Claimholder, all without affecting the lien subordination or other provisions of this Agreement; provided that any such amendment, restatement, supplement, modification or Refinancing is not inconsistent with the terms of this Agreement and, in the case of any Refinancing, the holders of such Refinancing debt (directly or through their agent) bind themselves in a writing addressed to the Term Loan Collateral Agent to the terms of this Agreement

(c)    In the event any Term Loan Collateral Agent or any Term Loan Claimholders and the New Grantor enter into any amendment, waiver or consent in respect of any of the Term Loan Collateral Documents for the purpose of adding to, or deleting from, or waiving or consenting to any departures from any provisions of, any Term Loan Collateral Document, in each case in respect of the Term Loan Priority Collateral or changing in any manner the rights of the Term Loan Collateral Agent, such Term Loan Claimholders or any New Grantor thereunder in respect of the Term Loan Priority Collateral, then such amendment, waiver or consent shall apply automatically to any comparable provision of a Pari Passu Collateral Document without the consent of the Pari Passu Collateral Agent or any other ABL Claimholder and without any action by the Pari Passu Collateral Agent or any New Grantor, provided that:

(1)    no such amendment, waiver or consent shall have the effect of:

(A)    removing assets subject to the Lien of the Pari Passu Collateral Documents on any Term Loan Priority Collateral, except to the extent that a release of such Lien is required by Section 5.1 and provided that there is a corresponding release of the Liens securing the Term Loan Obligations;

(B)    imposing duties on the Pari Passu Collateral Agent or any ABL Claimholder without its consent;

(C)    permitting other Liens on the Term Loan Priority Collateral not permitted under the terms of the ABL Loan Documents or Section 6; or

(D)    being prejudicial to the interests of the ABL Claimholders to a greater extent than the Term Loan Claimholders (other than by virtue of their relative priority and the rights and obligations hereunder); and

(2)    notice of such amendment, waiver or consent shall have been given to the Pari Passu Collateral Agent within ten Business Days after the effective date of such amendment, waiver or consent.

5.4    Confirmation of Subordination in Term Loan Collateral Documents. Each New Grantor agrees that each Pari Passu Collateral Document in respect of Term Loan Priority Collateral shall include the following language (or language to similar effect approved by the Term Loan Collateral Agent):

“Notwithstanding anything herein to the contrary, the lien and security interest granted to the Pari Passu Collateral Agent pursuant to this Agreement and the exercise of any right or remedy by the Pari Passu Collateral Agent hereunder are subject to the provisions of the Term Loan Intercreditor and Collateral Agency Agreement, dated as of August 29, 2017 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Term Loan Intercreditor and Collateral Agency Agreement”), among BNP Paribas, as Term Loan Collateral Agent and BNP Paribas, as Pari Passu Collateral Agent and certain other persons party or that may become party thereto from time to time. In the event of any conflict between the terms of the Term Loan Intercreditor and Collateral Agency Agreement and this Agreement, the terms of the Term Loan Intercreditor and Collateral Agency Agreement shall govern and control, to the extent provided therein.”

5.5    Gratuitous Bailee/Agent for Perfection.

(a)    The Term Loan Collateral Agent agrees to hold that part of the Term Loan Priority Collateral that is in its possession or control (or in the possession or control of its agents or bailees) to the extent that possession or control thereof is taken to perfect a Lien thereon under the UCC (such Term Loan Priority Collateral being the “Term Loan Pledged Collateral”) as collateral agent for the Term Loan Claimholders and as gratuitous bailee for the Pari Passu Collateral Agent (such bailment being intended, among other things, to satisfy the requirements of Sections 8-106(d)(3), 8-301(a)(2) and 9-313(c) of the UCC) and any assignee thereof solely for the purpose of perfecting the security interest granted under the Term Loan Collateral Documents and the Pari Passu Collateral Documents, respectively, on Term Loan Priority Collateral subject to the terms and conditions of this Section 5.5. Solely with respect to any Term Loan Priority Collateral constituting deposit accounts under the control (within the meaning of Section 9-104 of the UCC) of the Term Loan Collateral Agent, the Term Loan Collateral Agent agrees to also hold control over such deposit accounts as gratuitous agent for the Pari Passu Collateral Agent, subject to the terms and conditions of this Section 5.5. Prior to a Discharge of Term Loan Obligations, at the request of the Term Loan Collateral Agent, the Pari Passu Collateral Agent shall turn over possession of any Term Loan Pledged Collateral in possession of the Pari Passu Collateral Agent to the Term Loan Collateral Agent.

(b)    The Term Loan Collateral Agent shall have no obligation whatsoever to the other Term Loan Claimholders, the Pari Passu Collateral Agent or any ABL Claimholder to ensure that the Term Loan Pledged Collateral is genuine or owned by any New Grantor, to perfect the security interest of the Pari Passu Collateral Agent or other ABL Claimholders or to preserve rights or benefits of any Person except as expressly set forth in this Section 5.5. The duties or responsibilities of the Term Loan Collateral Agent under this Section 5.5 shall be limited solely to holding the Term Loan Pledged Collateral as bailee (and with respect to deposit accounts, agent) in accordance with this Section 5.5 and delivering the Term Loan Pledged Collateral upon a Discharge of Term Loan Obligations as provided in Section 5.5(d).

(c)    No Term Loan Collateral Agent or any other Term Loan Claimholder shall have by reason of the Term Loan Collateral Documents, the Pari Passu Collateral Documents, this Agreement or any other document a fiduciary relationship in respect of the Pari Passu Collateral Agent or any other ABL Claimholder and the Pari Passu Collateral Agent and the ABL Claimholders hereby waive and release the Term Loan Collateral Agent and the other Term Loan Claimholders from all claims and liabilities arising pursuant to the Term Loan Collateral Agent’s role under this Section 5.5 as gratuitous bailee and gratuitous agent with respect to the Term Loan Pledged Collateral. It is understood and agreed that the interests of the Term Loan Collateral Agent and the other Term Loan Claimholders, on the one hand, and the Pari Passu Collateral Agent and the ABL Claimholders on the other hand, may differ and the Term Loan Collateral Agent and the Term Loan Claimholders shall be fully entitled to act in their own interest without taking into account the interests of the Pari Passu Collateral Agent or the ABL Claimholders.

(d)    Upon the Discharge of Term Loan Obligations, the Term Loan Collateral Agent shall deliver the remaining Term Loan Pledged Collateral in its possession (if any) together with any necessary endorsements (which endorsement shall be without recourse and without any representation or warranty), in the following order: (i) if a Discharge of ABL Loan Obligations has not already occurred, to the Pari Passu Collateral Agent, (ii) if a Discharge of ABL Obligations has already occurred, to the Company or other applicable New Grantor or to whomever may be lawfully entitled to receive the same. Following the Discharge of Term Loan Obligations, Term Loan Collateral Agent further agrees to take all other action reasonably requested by Pari Passu Collateral Agent at the expense of the Company in connection with the Pari Passu Collateral Agent obtaining a first-priority security interest in the Term Loan Priority Collateral. After the Discharge of Term Loan Obligations has occurred, upon the Discharge of ABL Obligations, Pari Passu Collateral Agent shall deliver the remaining Term Loan Pledged Collateral in its possession (if any) together with any necessary endorsements (which endorsement shall be without recourse and without any representation or warranty) to the Company or to whomever may be lawfully entitled to receive the same.

5.6    When Discharge of Term Loan Obligations Deemed to Not Have Occurred. (a) If, at any time after the Discharge of Term Loan Obligations has occurred or contemporaneously therewith, any New Grantor enters into any Refinancing of any Term Loan Document evidencing a Term Loan Obligation, then such Discharge of Term Loan Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement (provided, that for avoidance of doubt, such Refinancing shall not have any effect with respect to any actions taken by the Pari Passu Collateral Agent or any ABL Claimholder after the occurrence of such first Discharge of Term Loan Obligations and prior to the date of such Refinancing), and, from and after the date on which the New Term Loan Debt Notice is delivered to the Pari Passu Collateral Agent and each ABL Agent in accordance with the next sentence, the obligations under such Refinancing of the Term Loan Document shall automatically be treated as Term Loan Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Term Loan Priority Collateral set forth herein, and the Term Loan Collateral Agent under such Term Loan Documents shall be the Term Loan Collateral Agent for all purposes of this Agreement. This Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement. Upon receipt of a notice (the “New Term Debt Notice”) stating that any New Grantor has entered into a new Term Loan Document (which notice shall include the identity of the new Term Loan Collateral Agent, such agent, the “New Term Loan Agent”), the Pari Passu Collateral Agent and each ABL Agent shall promptly (a) enter into such documents and agreements (including amendments or supplements to this Agreement) as such New Grantor or such New Term Loan Agent shall reasonably request in order to provide to the New Term Loan Agent the rights contemplated hereby, in each case consistent in all material respects with the terms of this Agreement and (b) deliver to the New Term Loan Agent any Term Loan Pledged Collateral held by it together with any necessary endorsements (or otherwise allow the New Term Loan Agent to obtain control of such Term Loan Pledged Collateral). The New Term Loan Agent shall agree in a writing addressed to the Pari Passu Collateral Agent and the ABL Claimholders to be bound by the terms of this Agreement. If the new Term Loan Obligations under the new Term Loan Documents are secured by assets of any New Grantor constituting Term Loan Priority Collateral that do not also secure the ABL Obligations, then the ABL Obligations shall be secured at such time by a second-priority Lien on such assets to the same extent provided in the Pari Passu Collateral Documents and this Agreement except to the extent such Lien on such assets constitutes an ABL Declined Lien. This Section 5.6(a) shall survive termination of this Agreement.

(b) If, at any time after the Discharge of ABL Obligations has occurred or contemporaneously therewith, any New Grantor enters into any Refinancing of any ABL Loan Document evidencing any Series of ABL Obligation, then such Discharge of ABL Loan Obligations of the applicable Series of ABL Obligations shall automatically be deemed not to have occurred for all purposes of this Agreement (provided, that for avoidance of doubt, such Refinancing shall not have any effect with respect to any actions taken by the Term Loan Collateral Agent or any Term Loan Claimholder after the occurrence of such first Discharge of ABL Obligations and prior to the date of such Refinancing), and, from and after the date on which the New ABL Debt Notice is delivered to the Term Loan Collateral Agent in accordance with the next sentence, the obligations under such Refinancing of the applicable ABL Loan Document shall automatically be treated as ABL Obligations for all purposes of this Agreement, including for purposes of the Lien priorities and rights in respect of Term Loan Priority Collateral set forth herein, and the ABL Agent and the ABL Claimholders under such ABL Loan Documents shall be an ABL Agent and ABL Claimholders for all purposes of this Agreement. This Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement. Upon receipt of a notice (the “New ABL Debt Notice”) stating that any New Grantor has entered into a new ABL Loan Document (which notice shall include the identity of the new ABL Agent, such agent, the “New ABL Agent”), the Term Loan Collateral Agent, Pari Passu Collateral Agent and each ABL Agent shall promptly (a) enter into such documents and agreements (including amendments or supplements to this Agreement) as such New Grantor or such New ABL Agent shall reasonably request in order to provide to the New ABL Agent the rights contemplated hereby, in each case consistent in all material respects with the terms of this Agreement. The new ABL Agent shall agree in a writing addressed to the Term Loan Collateral Agent and the Term Loan Claimholders to be bound by the terms of this Agreement. If the new ABL Obligations under the new ABL Loan Documents are secured by assets of any New Grantor constituting Term Loan Priority Collateral that do not also secure the Term Loan Obligations, then the Term Loan Obligations shall be secured at such time by a first-priority Lien on such assets to the same extent provided in the Term Loan Collateral Documents and this Agreement except to the extent such Lien on such assets constitutes a Term Loan Declined Lien. This Section 5.6(b) shall survive termination of this Agreement.

5.7    Purchase Right. (a) Without prejudice to the enforcement of any of the Term Loan Claimholders’ remedies under the Term Loan Documents in respect of the Term Loan Priority Collateral, this Agreement, at law or in equity or otherwise, the Term Loan Claimholders agree at any time following the earliest to occur of (i) an acceleration of any of the Term Loan Obligations in accordance with the terms of the applicable Term Loan Documents, (ii) a payment default under any Term Loan Document that has not been cured or waived by the applicable Term Loan Claimholders within 60 days of the occurrence thereof or (iii) the commencement of any Insolvency or Liquidation Proceeding with respect to any New Grantor, the Term Loan Claimholders will offer the ABL Claimholders the option to purchase the entire aggregate amount (but not less than the entirety) of outstanding Term Loan Obligations (including unfunded commitments under any Term Loan Document that have not been terminated at such time) at the Purchase Price without warranty or representation or recourse except as provided in Section 5.7(d), on a pro rata basis among the Term Loan Claimholders, which offer may be accepted by less than all of the ABL Claimholders so long as all the accepting ABL Claimholders shall when taken together purchase such entire aggregate amount as set forth above.

(b)    The “Purchase Price” will equal the sum of (1) the full amount of all Term Loan Obligations then-outstanding and unpaid at par (including principal, accrued but unpaid interest and fees and any other unpaid amounts, including breakage costs and (2) all accrued and unpaid fees, expenses and other amounts (including attorneys’ fees and expenses) owed to the Term Loan Claimholders under or pursuant to the Term Loan Documents on the date of purchase.

(c)    The ABL Claimholders shall irrevocably accept or reject such offer within ten (10) days of the receipt thereof and the parties shall endeavor to close promptly thereafter. If the ABL Claimholders (or any subset of them) accept such offer, it shall be exercised pursuant to documentation mutually acceptable to each of the Term Loan Collateral Agent and the Pari Passu Collateral Agent. If the ABL Claimholders reject such offer (or do not so irrevocably accept such offer within the required timeframe), the Term Loan Claimholders shall have no further obligations pursuant to this Section 5.7 and may take any further actions in their sole discretion in accordance with the Term Loan Documents and this Agreement. Each Term Loan Claimholder will retain all rights to indemnification provided in the relevant Term Loan Documents for all claims and other amounts relating to periods prior to the purchase of the Term Loan Obligations pursuant to this Section 5.7.

(d)    The purchase and sale of the Term Loan Obligations under this Section 5.7 will be without recourse and without representation or warranty of any kind by the Term Loan Claimholders, except that the Term Loan Claimholders shall severally and not jointly represent and warrant to the ABL Loan Claimholders that on the date of such purchase, immediately before giving effect to the purchase;

(1)    the principal of and accrued and unpaid interest on the Term Loan Obligations, and the fees and expenses thereof owed to the respective Term Loan Claimholders, are as stated in any assignment agreement prepared in connection with the purchase and sale of the Term Loan Obligations; and

(2)    each Term Loan Claimholder owns the Term Loan Obligations purported to be owned by it free and clear of any Liens (other than participation interests not prohibited by the Term Loan Documents, in which case the Purchase Price will be appropriately adjusted so that the ABL Claimholders do not pay amounts represented by participation interests to the extent that the ABL Claimholders expressly assume the obligations under such participation interests).

SECTION 6.    Insolvency or Liquidation Proceedings.

6.1    Finance and Sale Issues. Until the Discharge of Term Loan Obligations has occurred, if any New Grantor shall be subject to any Insolvency or Liquidation Proceeding and the Term Loan Collateral Agent shall desire to permit the use of “Cash Collateral” (as such term is defined in Section 363(a) of the Bankruptcy Code) constituting Term Loan Priority Collateral or proceeds thereof on which such Term Loan Collateral Agent or any other creditor has a Lien, or to permit any New Grantor to obtain financing, whether from the Term Loan Claimholders or any other Person under Section 364 of the Bankruptcy Code or any similar Bankruptcy Law (“DIP Financing”), then the Pari Passu Collateral Agent, on behalf of itself and each other ABL Claimholder, will not object to such Cash Collateral use or DIP Financing (including any proposed orders for such Cash Collateral use and/or DIP Financing which are acceptable to the Term Loan Collateral Agent) and to the extent the Liens on any Term Loan Priority Collateral securing the Term Loan Obligations are subordinated to or pari passu with such DIP Financing, the Pari Passu Collateral Agent will subordinate its Liens in such Term Loan Priority Collateral to the Liens securing such DIP Financing (and all Obligations relating thereto) and will not request adequate protection or any other relief in connection therewith (except, as expressly agreed by the Term Loan Collateral Agent or to the extent permitted by Section 6.3); provided that the Pari Passu Collateral Agent and the other ABL Claimholders retain the right to object to any ancillary agreements or arrangements regarding Cash Collateral use or the DIP Financing (i) that are materially prejudicial to their interests with respect to the Term Loan Priority Collateral or (ii) such DIP Financing does not compel any New Grantor to seek confirmation of a specific plan of reorganization for which all or substantially all of the material terms are set forth in the DIP Financing documentation or a related document. No ABL Claimholder (unless such ABL Claimholder is also a Term Loan Claimholder) may provide DIP Financing to any New Grantor secured by Liens on Term Loan Priority Collateral equal or senior in priority to the Liens securing any Term Loan Obligations. The Pari Passu Collateral Agent, on behalf of itself and each other ABL Claimholder, agrees that it will not oppose any sale of Term Loan Priority Collateral free and clear of the Liens of the ABL Claimholders conducted in accordance with Section 363 of the Bankruptcy Code (or any equivalent provisions in any other applicable jurisdictions) that has been consented to by the Term Loan Collateral Agent, and it (i) will be deemed to have consented to any such sale, (ii) will agree not to seek consultation rights in connection therewith and (iii) shall not have the right to credit bid under Section 363(k) of the Bankruptcy Code with respect to any such sale unless the cash portion of any such bid is sufficient to a cause a Discharge of Term Loan Obligations. Nothing in this Agreement shall in any way limit or affect the rights of the Term Loan Claimholders or the ABL Claimholders to object to any plan on any basis.

6.2    Relief from the Automatic Stay. Until the Discharge of Term Loan Obligations has occurred, the Pari Passu Collateral Agent, on behalf of itself and each other ABL Claimholder, agrees that none of them shall: (i) seek (or support any other Person seeking) relief from the automatic stay or any other stay in any Insolvency or Liquidation Proceeding of any New Grantor in respect of the Term Loan Priority Collateral, without the prior written consent of the Term Loan Collateral Agent, unless a motion for adequate protection permitted under Section 6.3 has been denied by a bankruptcy court or (ii) oppose (or support any other Person in opposing) any request by the Term Loan Collateral Agent for relief from such stay.

6.3    Adequate Protection.

(a)    The Pari Passu Collateral Agent, on behalf of itself and each other ABL Claimholder, agrees that none of them shall contest (or support any other Person contesting):

(1)    any request by the Term Loan Collateral Agent or any other Term Loan Claimholder for adequate protection under any Bankruptcy Law with respect to Term Loan Priority Collateral; or

(2)    any objection by the Term Loan Collateral Agent or any other Term Loan Claimholder to any motion, relief, action or proceeding based on the Term Loan Collateral Agent or any Term Loan Claimholder claiming a lack of adequate protection with respect to Term Loan Priority Collateral.

(b)    Notwithstanding the foregoing provisions in this Section 6.3, in any Insolvency or Liquidation Proceeding of any New Grantor:

(1)    if the Term Loan Claimholders (or any subset thereof) are granted adequate protection with respect to Term Loan Priority Collateral in the form of additional collateral in connection with any Cash Collateral use or DIP Financing, then the Pari Passu Collateral Agent, for itself and any other ABL Claimholder, may seek or request adequate protection in the form of a Lien on such additional collateral, which Lien will be subordinated to the Liens securing the Term Loan Obligations and such Cash Collateral use or DIP Financing (and all Obligations relating thereto) on the same basis as the other Liens securing the ABL Obligations are so subordinated to the Term Loan Obligations under this Agreement; and

(2)    the Pari Passu Collateral Agent and ABL Claimholders shall only be permitted to seek adequate protection with respect to their rights in the Term Loan Priority Collateral in any Insolvency or Liquidation Proceeding of any New Grantor in the form of (A) additional collateral; provided that as adequate protection for the Term Loan Obligations, the Term Loan Collateral Agent, on behalf of the Term Loan Claimholders, is also granted a Lien on such additional collateral, which Lien shall be senior to any Lien of the Pari Passu Collateral Agent and the ABL Claimholders on such additional collateral; (B) replacement Liens on the Term Loan Priority Collateral; provided that as adequate protection for the Term Loan Obligations, the Term Loan Collateral Agent, on behalf of the Term Loan Claimholders, is also granted replacement Liens on the Term Loan Priority Collateral, which Liens shall be senior to the Liens of the Pari Passu Collateral Agent and the ABL Claimholders on the Term Loan Priority Collateral; (C) an administrative expense claim against any New Grantor; provided that as adequate protection for the Term Loan Obligations, the Term Loan Collateral Agent, on behalf of the Term Loan Claimholders, is also granted an administrative expense claim against such New Grantor which is senior and prior to the administrative expense claim of the Pari Passu Collateral Agent and the other ABL Claimholders; and (D) cash payments with respect to Post-Petition Interest on the ABL Obligations to the extent such Post-Petition Interest relates to the value of the ABL Claimholders’ Lien on the Term Loan Priority Collateral; provided that (1) as adequate protection for the Term Loan Obligations, the Term Loan Collateral Agent, on behalf of the Term Loan Claimholders, is also granted cash payments with respect to Post-Petition Interest on the Term Loan Obligations to the extent such Post-Petition Interest relates to the value of the Term Loan Claimholders’ Lien on the Term Loan Priority Collateral, and (2) such cash payments do not exceed an amount equal to the interest accruing on the principal amount of ABL Obligations outstanding on the date such relief is granted at the interest rate under the applicable ABL Documents and accruing from the date the Pari Passu Collateral Agent is granted such relief. If any ABL Claimholder receives Post-Petition Interest and/or adequate protection payments in an Insolvency or Liquidation Proceeding of any New Grantor with respect to the Term Loan Priority Collateral (“ABL Adequate Protection Payments”), and the Term Loan Claimholders do not receive payment in full in cash of all Term Loan Obligations upon the effectiveness of the plan of reorganization for, or conclusion of, that Insolvency or Liquidation Proceeding, then each ABL Claimholder shall pay over to the Term Loan Collateral Agent for the benefit of the Term Loan Claimholders an amount (the “Pay-Over Amount”) equal to the lesser of (i) the ABL Adequate Protection Payments received by such ABL Claimholders and (ii) the amount of the short-fall (the “Short Fall”) in payment in full in cash of the Term Loan Obligations; provided that to the extent any portion of the Short Fall represents payments received by the Term Loan Claimholders in the form of promissory notes, equity or other property, equal in value to the cash paid in respect of the Pay-Over Amount, the Term Loan Claimholders shall, upon receipt of the Pay-Over Amount, transfer those promissory notes, equity or other property, equal in value to the cash paid in respect of the Pay-Over Amount, to the applicable ABL Claimholders based on their respective ABL Pro Rata Percentage in exchange for the Pay-Over Amount. Notwithstanding anything herein to the contrary, the Term Loan Claimholders shall not be deemed to have consented to, and expressly retain their rights to object to, the grant of adequate protection in the form of cash payments to the ABL Claimholders made pursuant to this Section 6.3(b).

(c)    The Pari Passu Collateral Agent, on behalf of itself and each other ABL Claimholder, agrees that notice of a hearing to approve DIP Financing or use of Cash Collateral on an interim basis shall be adequate if delivered to the Pari Passu Collateral Agent at least two (2) Business Days in advance of such hearing and that notice of a hearing to approve DIP Financing or use of Cash Collateral on a final basis shall be adequate if delivered to the Pari Passu Collateral Agent at least fifteen (15) days in advance of such hearing.

6.4    No Waiver. Subject to Section 6.7(b), nothing contained herein shall prohibit or in any way limit the Term Loan Collateral Agent or any other Term Loan Claimholder from objecting in any Insolvency or Liquidation Proceeding of any New Grantor or otherwise to any action taken by the Pari Passu Collateral Agent or any of the other ABL Claimholders with respect to the Term Loan Priority Collateral, including the seeking by the Pari Passu Collateral Agent or any other ABL Claimholder of adequate protection or the asserting by the Pari Passu Collateral Agent or any other ABL Claimholder of any of its rights and remedies under the applicable ABL Documents or otherwise, in each case in respect of the Term Loan Priority Collateral.

6.5    Avoidance Issues. If any Term Loan Claimholder is required in any Insolvency or Liquidation Proceeding or otherwise to turn over or otherwise pay to the estate of any New Grantor any amount paid in respect of Term Loan Obligations (a “Recovery”), then such Term Loan Claimholder shall be entitled to a reinstatement of its Term Loan Obligations with respect to all such recovered amounts on the date of such Recovery, and from and after the date of such reinstatement the Discharge of Term Loan Obligations shall be deemed not to have occurred for all purposes hereunder. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the parties hereto from such date of reinstatement. This Section 6.5 shall survive termination of this Agreement.

6.6    Reorganization Securities. If, in any Insolvency or Liquidation Proceeding of any New Grantor, debt obligations of the reorganized debtor of any New

Grantor secured by Liens upon any property of the reorganized debtor of any New Grantor are distributed pursuant to a plan of reorganization, arrangement, compromise or liquidation or similar dispositive restructuring plan, both on account of Term Loan Obligations and on account of ABL Obligations, then, to the extent the debt obligations distributed on account of the Term Loan Obligations and on account of the ABL Obligations are secured by Liens upon the same property, the provisions of this Agreement will survive the distribution of such debt obligations pursuant to such plan and will apply with like effect to the Liens securing such debt obligations.

6.7    Post-Petition Interest.

(a)    None of the Pari Passu Collateral Agent or any other ABL Claimholder shall oppose or seek to challenge any claim by the Term Loan Collateral Agent or any other Term Loan Claimholder for allowance in any Insolvency or Liquidation Proceeding of any New Grantor of Term Loan Obligations consisting of Post-Petition Interest to the extent of the value of any Term Loan Claimholder’s Lien on the Term Loan Priority Collateral, without regard to the existence of the Liens of the Pari Passu Collateral Agent or the other ABL Claimholders on the Term Loan Priority Collateral.

(b)    None of the Term Loan Collateral Agent or any other Term Loan Claimholder shall oppose or seek to challenge any claim by the Pari Passu Collateral Agent or any other ABL Claimholder for allowance in any Insolvency or Liquidation Proceeding of any New Grantor of ABL Obligations consisting of Post-Petition Interest to the extent of the value of the Lien of the Pari Passu Collateral Agent, on behalf of the ABL Claimholders, on the Term Loan Priority Collateral (after taking into account the amount of the Term Loan Obligations).

6.8    Waiver. The Pari Passu Collateral Agent, on behalf of itself and each other ABL Claimholder, waives any claim it may hereafter have against any Term Loan Claimholder arising out of the election of any Term Loan Claimholder of the application of Section 1111(b)(2) of the Bankruptcy Code, and/or out of any cash collateral or financing arrangement or out of any grant of a security interest, in each case in connection with the Term Loan Priority Collateral in any Insolvency or Liquidation Proceeding of any New Grantor so long as such actions are not in express contravention of the terms of this Agreement.

6.9    Separate Grants of Security and Separate Classification. Each New Grantor, the Pari Passu Collateral Agent, on behalf of itself and each other ABL Claimholder, and the Term Loan Collateral Agent on behalf of itself and each other Term Loan Claimholder, each acknowledges and agrees that:

(a)    the grants of Liens on the Term Loan Priority Collateral pursuant to the Term Loan Collateral Documents and the Pari Passu Collateral Documents constitute two separate and distinct grants of Liens; and

(b)    because of, among other things, their differing rights in the Term Loan Priority Collateral, the ABL Obligations are fundamentally different from the Term Loan Obligations and must be separately classified in any plan of reorganization proposed or adopted in an Insolvency or Liquidation Proceeding of any New Grantor.

To further effectuate the intent of the parties as provided in the immediately preceding sentence, if it is held that the claims of the Term Loan Claimholders and the ABL Claimholders in respect of the Term Loan Priority Collateral constitute only one secured claim (rather than separate classes of senior and junior secured claims), then each of the parties hereto hereby acknowledges and agrees that all distributions shall be made as if there were separate classes of senior and junior secured claims against any New Grantor in respect of the Term Loan Priority Collateral (with the effect being that, to the extent that the aggregate value of the Term Loan Priority Collateral is sufficient (for this purpose ignoring all claims held by the ABL Claimholders), the Term Loan Claimholders shall be entitled to receive, in addition to amounts distributed to them in respect of principal, pre-petition interest and other claims, all amounts owing (or that would be owing if there were such separate classes of senior and junior secured claims) in respect of Post-Petition Interest (including any additional interest payable pursuant to the Term Loan Documents arising from or related to a default, which is disallowed as a claim in any Insolvency or Liquidation Proceeding of any New Grantor) before any distribution is made in respect of the claims held by the ABL Claimholders with respect to the Term Loan Priority Collateral, with the Pari Passu Collateral Agent, on behalf of itself and each other ABL Claimholder, hereby acknowledging and agreeing to turn over to the Term Loan Collateral Agent, on behalf of itself and each other Term Loan Claimholder, Term Loan Priority Collateral or proceeds of Term Loan Priority Collateral otherwise received or receivable by them to the extent necessary to effectuate the intent of this sentence, even if such turnover has the effect of reducing the claim or recovery of the ABL Claimholders).

6.10    Effectiveness in Insolvency or Liquidation Proceedings. The Parties acknowledge that this Agreement is a “subordination agreement” under Section  510(a) of the Bankruptcy Code with respect to the Term Loan Priority Collateral, which will be effective before, during and after the commencement of an Insolvency or Liquidation Proceeding. All references in this Agreement to any New Grantor will include such Person as a debtor-in-possession and any receiver or trustee for such Person in an Insolvency or Liquidation Proceeding.

SECTION 7.    Reliance; Waivers; Etc.

7.1    Reliance. Other than any reliance on the terms of this Agreement, the Term Loan Collateral Agent, on behalf of itself and each other Term Loan Claimholder, acknowledges that it and such other Term Loan Claimholders have, independently and without reliance on the Pari Passu Collateral Agent or any other ABL Claimholder, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into each of the Term Loan Documents and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the Term Loan Documents or this Agreement. The Pari Passu Collateral Agent and each ABL Agent, on behalf of itself and each other ABL Claimholder that it represents hereunder, acknowledges that it and such other ABL Claimholders have, independently and without reliance on the Term Loan Collateral Agent or any other Term Loan Claimholder, and based on documents and information deemed by them appropriate, made their own credit analysis and decision to enter into each of the respective ABL Loan Documents to which it is a party and be bound by the terms of this Agreement and they will continue to make their own credit decision in taking or not taking any action under the respective ABL Loan Documents or this Agreement.

7.2     No Warranties or Liability. The Term Loan Collateral Agent, on behalf of itself and each other Term Loan Claimholder, acknowledges and agrees that none of the Pari Passu Collateral Agent or any other ABL Claimholder has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the Term Loan Documents, the ownership of any Term Loan Priority Collateral or the perfection or priority of any Liens thereon. Except as otherwise provided herein, the ABL Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under the respective ABL Loan Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. The Pari Passu Collateral Agent and each ABL Agent, on behalf of itself and each other ABL Claimholder, acknowledges and agrees that none of the Term Loan Collateral Agent or any other Term Loan Claimholder has made any express or implied representation or warranty, including with respect to the execution, validity, legality, completeness, collectability or enforceability of any of the Term Loan Documents, the ownership of any Term Loan Priority Collateral or the perfection or priority of any Liens thereon. Except as otherwise provided herein, the Term Loan Claimholders will be entitled to manage and supervise their respective loans and extensions of credit under the Term Loan Documents in accordance with law and as they may otherwise, in their sole discretion, deem appropriate. The Pari Passu Collateral Agent and the other ABL Claimholders shall have no duty to the Term Loan Collateral Agent or any other Term Loan Claimholder, and the Term Loan Collateral Agent and the other Term Loan Claimholders shall have no duty to the Pari Passu Collateral Agent or any other ABL Claimholder, to act or refrain from acting in a manner which allows, or results in, the occurrence or continuance of an event of default or default under any agreements with any New Grantor (including the Term Loan Documents and the ABL Loan Documents), regardless of any knowledge thereof which they may have or be charged with.

7.3    No Waiver of Lien Priorities.

(a)    No right of the Term Loan Claimholders, the Term Loan Collateral Agent or any of them to enforce any provision of this Agreement or any Term Loan Document shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of any New Grantor or by any act or failure to act by any Term Loan Claimholder or the Term Loan Collateral Agent, or by any noncompliance by any Person with the terms, provisions and covenants of this

Agreement, any of the Term Loan Documents or any of the ABL Loan Documents, regardless of any knowledge thereof which the Term Loan Collateral Agent or any Term Loan Claimholder, or any of them, may have or be otherwise charged with.

(b)    Without in any way limiting the generality of the foregoing paragraph (but subject to the rights of the New Grantors under the Term Loan Documents and subject to the provisions of Section 5.3(a)), the Term Loan Claimholders, the Term Loan Collateral Agent and any of them may, at any time and from time to time in accordance with the Term Loan Documents and/or applicable law, without the consent of, or notice to, the Pari Passu Collateral Agent or any other ABL Claimholder, without incurring any liabilities to the Pari Passu Collateral Agent or any other ABL Claimholder and without impairing or releasing the Lien priorities on the Term Loan Priority Collateral and other benefits provided in this Agreement (even if any right of subrogation or other right or remedy of the Pari Passu Collateral Agent or any other ABL Claimholder is affected, impaired or extinguished thereby) do any one or more of the following:

(1)    change the manner, place or terms of payment or change or extend the time of payment of, or amend, renew, exchange, increase or alter, the terms of any of the Term Loan Obligations or any Lien on any Term Loan Priority Collateral or guaranty by any New Grantor of any of the Term Loan Obligations or any liability of any New Grantor, or any liability incurred directly or indirectly in respect thereof (including any increase in or extension of the Term Loan Obligations, without any restriction as to the tenor or terms of any such increase or extension) or otherwise amend, renew, exchange, extend, modify or supplement in any manner any Liens on the Term Loan Priority Collateral held by the Term Loan Collateral Agent or any of the other Term Loan Claimholders, the Term Loan Obligations or any of the Term Loan Documents;

(2)    sell, exchange, release, surrender, realize upon, enforce or otherwise deal with in any manner and in any order any part of the Term Loan Priority Collateral or any liability of any New Grantor to any of the Term Loan Claimholders or the Term Loan Collateral Agent, or any liability incurred directly or indirectly in respect thereof;

(3)    settle or compromise any Term Loan Obligation of any New Grantor or any other liability of any New Grantor or any security granted by any New Grantor therefor or any liability incurred directly or indirectly in respect thereof and apply any sums by whomsoever paid and however realized to any liability (including the Term Loan Obligations of any New Grantor) in any manner or order; and

(4)    exercise or delay in or refrain from exercising any right or remedy against any New Grantor or any security granted by any New Grantor, and elect any remedy against any New Grantor and otherwise deal freely with any New Grantor or any Term Loan Priority Collateral and any security granted by any New Grantor and any guarantor or any liability of any New Grantor to the Term Loan Claimholders or any liability incurred directly or indirectly in respect thereof.

(c)    Until the Discharge of Term Loan Obligations, the Pari Passu Collateral Agent, on behalf of itself and each other ABL Claimholder, agrees not to assert and hereby waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of any marshaling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the Term Loan Priority Collateral or any other similar rights a junior secured creditor may have under applicable law with respect to the Term Loan Priority Collateral.

7.4    Obligations Unconditional. All rights, interests, agreements and obligations of the Term Loan Collateral Agent and the Term Loan Claimholders and the Pari Passu Collateral Agent and the other ABL Claimholders, respectively, hereunder shall remain in full force and effect irrespective of:

(a)    any lack of validity or enforceability of any Term Loan Documents or any ABL Loan Documents;

(b)    except as otherwise expressly set forth in this Agreement, any change in the time, manner or place of payment of, or in any other terms of, all or any of the Term Loan Obligations or ABL Obligations, or any amendment or waiver or other modification, including any increase in the amount thereof, whether by course of conduct or otherwise, of the terms of any Term Loan Document or any ABL Loan Document;

(c)    except as otherwise expressly set forth in this Agreement, any exchange of any security interest in any Term Loan Priority Collateral or any other collateral, or any amendment, waiver or other modification, whether in writing or by course of conduct or otherwise, of all or any of the Term Loan Obligations or ABL Obligations or any guarantee thereof;

(d)    the commencement of any Insolvency or Liquidation Proceeding in respect of any New Grantor; or

(e)    any other circumstances which otherwise might constitute a defense available to, or a discharge of, any New Grantor in respect of the Term Loan Collateral Agent, the Term Loan Obligations, any Term Loan Claimholder, the Pari Passu Collateral Agent, the ABL Obligations or any ABL Claimholder in respect of this Agreement.

SECTION 8.    Miscellaneous.

8.1    Integration/Conflicts. This Agreement, the ABL Loan Documents and the Term Loan Documents represent the entire agreement of the New Grantors, the Term Loan Claimholders and the ABL Claimholders with respect to the subject matter hereof and thereof, and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof and thereof. There are no promises, undertakings, representations or warranties by the Term Loan Claimholders or the ABL Claimholders relative to the subject matter hereof and thereof not expressly set forth or referred to herein or therein. In the event of any conflict between the provisions of this Agreement and the provisions of the Term Loan Documents or the ABL Documents or any of the ABL Intercreditor Agreements, the provisions of this Agreement shall govern and control with respect to the Term Loan Priority Collateral or any actions against any New Grantor. In the event of any conflict between the provisions of any of the ABL Intercreditor Agreements and the provisions of the Term Loan Documents, the ABL Documents or this Agreement, the provisions of the applicable ABL Intercreditor Agreement shall govern and control with respect to the corresponding ABL Priority Collateral and any actions against the applicable ABL Priority Collateral Grantors.

8.2    Effectiveness; Continuing Nature of this Agreement; Severability. This Agreement shall become effective when executed and delivered by the parties hereto. This is a continuing agreement of lien subordination on the Term Loan Priority Collateral and the Term Loan Claimholders may continue, at any time and without notice to the Pari Passu Collateral Agent or any other ABL Claimholder subject to the ABL Loan Documents, to extend credit and other financial accommodations and lend monies to or for the benefit of the Company or any other New Grantor constituting Term Loan Obligations in reliance hereof. The Pari Passu Collateral Agent, on behalf of itself and each other ABL Claimholder, hereby waives any right it may have under applicable law to revoke this Agreement or any of the provisions of this Agreement. The terms of this Agreement shall survive, and shall continue in full force and effect, in any Insolvency or Liquidation Proceeding of any New Grantor. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. The parties hereto shall endeavor in good faith negotiations to replace any invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to those of the invalid, illegal or unenforceable provisions. All references to any New Grantor shall include such New Grantor as debtor and debtor-in-possession and any receiver, trustee or similar person for any other New Grantor (as the case may be) in any Insolvency or Liquidation Proceeding of any New Grantor. This Agreement shall terminate and be of no further force and effect on the earlier to occur of (x) the date on which there has been a Discharge of Term Loan Obligations and (y) the date on which there has been a Discharge of ABL Obligations, in each case, subject to Sections 5.6 and 6.5; provided, however, that no termination shall relieve any party of its obligations incurred hereunder prior to the date of termination; provided, further, that the provisions of Section 9 hereof shall continue until a Discharge of ABL Obligations.

8.3    Amendments; Waivers. Subject to Section 9.1(a)(6) hereof, no amendment, modification or waiver of any of the provisions of this Agreement by the Pari Passu Collateral Agent or the Term Loan Collateral Agent shall be deemed to be made unless the same shall be in writing signed on behalf of each party hereto or its authorized agent and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time. Notwithstanding the foregoing, no New Grantor shall have any right to consent to or approve any amendment, modification or waiver of any provision of this Agreement, except with respect to this Section 8.3 (including, in each case, each defined term referred to therein to the extent used therein) to the extent such amendment, modification or waiver directly and adversely affects the rights of such New Grantor. Further, notwithstanding the foregoing, no party other than the Pari Passu Collateral Agent and the ABL Agents shall have any right to consent to or approve any amendment, modification or waiver of any provision of Section 9 (including, in each case, each defined term referred to only therein to the extent used therein), except to the extent such amendment, modification or waiver directly and adversely affects the rights of such other party.

8.4    Information Concerning Financial Condition of the ABL Borrower and its Subsidiaries. The Term Loan Collateral Agent and the Term Loan Claimholders, on the one hand, and the ABL Claimholders and the Pari Passu Collateral Agent, on the other hand, shall each be responsible for keeping themselves informed of (a) the financial condition of the New Grantors and all endorsers and/or guarantors of the Term Loan Obligations or the ABL Obligations and (b) all other circumstances bearing upon the risk of nonpayment of the Term Loan Obligations or the ABL Obligations. The Term Loan Collateral Agent and the other Term Loan Claimholders shall have no duty to advise the Pari Passu Collateral Agent or any other ABL Claimholder of information known to it or them regarding such condition or any such circumstances or otherwise. In the event the Term Loan Collateral Agent or any of the other Term Loan Claimholders, in its or their sole discretion, undertakes at any time or from time to time to provide any such information to the Pari Passu Collateral Agent or any other ABL Claimholder, it or they shall be under no obligation:

(a)    to make, and the Term Loan Collateral Agent and the other Term Loan Claimholders shall not make, any express or implied representation or warranty, including with respect to the accuracy, completeness, truthfulness or validity of any such information so provided;

(b)    to provide any additional information or to provide any such information on any subsequent occasion;

(c)    to undertake any investigation; or

(d)    to disclose any information, which pursuant to accepted or reasonable commercial finance practices, such party wishes to maintain confidential or is otherwise required to maintain confidential.

8.5    Subrogation. With respect to the value of any payments or distributions in cash, property or other assets that any of the ABL Claimholders or the Pari Passu Collateral Agent pays over to the Term Loan Collateral Agent or the Term Loan Claimholders under the terms of this Agreement, the ABL Claimholders and the Pari Passu Collateral Agent shall be subrogated to the rights of the Term Loan Collateral Agent and the Term Loan Claimholders; provided that the Pari Passu Collateral Agent, on behalf of itself and each other ABL Claimholder, hereby agrees not to assert or enforce any such rights of subrogation it may acquire as a result of any payment hereunder until the Discharge of Term Loan Obligations has occurred. Each New Grantor acknowledges and agrees that the value of any payments or distributions in cash, property or other assets received by the Pari Passu Collateral Agent or the ABL Claimholders that are paid over to the Term Loan Collateral Agent or the Term Loan Claimholders pursuant to this Agreement shall not reduce any of the ABL Obligations.

8.6    Application of Payments. All payments received by the Term Loan Collateral Agent or the Term Loan Claimholders from any New Grantor may be applied, reversed and reapplied, in whole or in part, to such part of the Term Loan Obligations provided for in the Term Loan Documents. The Pari Passu Collateral Agent, on behalf of itself and each other ABL Claimholder, agrees to any extension or postponement of the time of payment of the Term Loan Obligations or any part thereof and to any other indulgence with respect thereto, to any substitution, exchange or release of any Lien which may at any time secure any part of the Term Loan Obligations.

8.7    Submission to Jurisdiction; Certain Waivers. Each of the New Grantor, the Term Loan Collateral Agent on behalf of itself and each other Term Loan Claimholder, the Pari Passu Collateral Agent and each ABL Agent, on behalf of itself and each ABL Claimholder hereby irrevocably and unconditionally:

(a)    submits for itself and its property in any legal action or proceeding relating to this Agreement and the Collateral Documents (whether arising in contract, tort or otherwise) to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the exclusive general jurisdiction of the courts of the State of New York sitting in the Borough of Manhattan, the courts of the United States for the Southern District of New York sitting in the Borough of Manhattan, and appellate courts from any thereof;

(b)    agrees that all claims in respect of any such action or proceeding shall be heard and determined in such New York state court or, to the fullest extent permitted by applicable law, in such federal court;

(c)    agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law and that nothing in this

Agreement or any other Term Loan Document or ABL Loan Document shall affect any right that any Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or any other Term Loan Document or ABL Loan Document against such New Grantor or any of its assets in the courts of any jurisdiction;

(d)    waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Agreement or any other Collateral Documents in any court referred to in Section 8.7(a) (and irrevocably waives to the fullest extent permitted by applicable law the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court);

(e)    consents to service of process in any such proceeding in any such court by registered or certified mail, return receipt requested, to the applicable party at its address provided in accordance with Section 8.9 (and agrees that nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by applicable law);

(f)    agrees that service as provided in Section 8.7(e) is sufficient to confer personal jurisdiction over the applicable party in any such proceeding in any such court, and otherwise constitutes effective and binding service in every respect; and

(g)    waives, to the maximum extent not prohibited by law, any right it may have to claim or recover any special, exemplary, punitive or consequential damages.

8.8    WAIVER OF JURY TRIAL.

EACH PARTY HERETO, AND EACH NEW GRANTOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT, BREACH OF DUTY, COMMON LAW, STATUTE OR ANY OTHER THEORY). EACH PARTY HERETO AND EACH NEW GRANTOR (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION. EACH PARTY HERETO AND EACH NEW GRANTOR FURTHER

REPRESENTS AND WARRANTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL.

8.9    Notices. All notices to the Term Loan Claimholders and the ABL Claimholders permitted or required under this Agreement shall be sent to the Term Loan Collateral Agent and the Pari Passu Collateral Agent, respectively. Unless otherwise specifically provided herein, any notice hereunder shall be in writing and may be personally served or sent by telefacsimile, electronic mail or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of telefacsimile or electronic mail, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed. For the purposes hereof, the addresses of the parties hereto shall be as set forth below each party’s name on the signature pages hereto or in the Joinder Agreement pursuant to which it becomes a party hereto, or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

8.10    Further Assurances. The Term Loan Collateral Agent, on behalf of itself and each other Term Loan Claimholder under the Term Loan Documents, and the Pari Passu Collateral Agent and each ABL Agent, on behalf of itself and each other ABL Claimholder under the ABL Loan Documents, and each New Grantor, agree that each of them shall take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the Term Loan Collateral Agent or the Pari Passu Collateral Agent may reasonably request to effectuate the terms of and the Lien priorities in respect of the Term Loan Priority Collateral contemplated by this Agreement.

8.11    Applicable Law. THIS AGREEMENT AND ANY DISPUTE, CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THIS AGREEMENT (WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE) SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAW RULES THAT WOULD RESULT IN THE APPLICATION OF A DIFFERENT GOVERNING LAW (OTHER THAN ANY MANDATORY PROVISIONS OF THE UCC RELATING TO THE LAW GOVERNING PERFECTION AND THE EFFECT OF PERFECTION OR PRIORITY OF THE SECURITY INTERESTS IN THE COLLATERAL).

8.12    Binding on Successors and Assigns. This Agreement shall be binding upon the Term Loan Collateral Agent, the other Term Loan Claimholders, the Pari Passu Collateral Agent, the ABL Agents, the other ABL Claimholders, the New Grantors, and their respective successors and assigns from time to time. If any of the Term Loan Collateral Agent, the Pari Passu Collateral Agent or the ABL Agents resigns or is replaced pursuant to the Term Loan Documents or the ABL Loan Documents, as

applicable, its successor and/or assign shall be deemed to be a party to this Agreement and shall have all the rights of, and be subject to all the obligations of, this Agreement. No provision of this Agreement will inure to the benefit of a bankruptcy trustee, debtor-in-possession, creditor trust or other representative of an estate or creditor of any New Grantor, including where any such bankruptcy trustee, debtor-in-possession, creditor trust or other representative of an estate is the beneficiary of a Lien securing Term Loan Priority Collateral by virtue of the avoidance of such Lien in an Insolvency or Liquidation Proceeding.

8.13     Section Headings. The section headings and the table of contents used in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose, be given any substantive effect, affect the construction hereof or be taken into consideration in the interpretation hereof.

8.14    Counterparts. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts , and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Agreement by facsimile or other electronic transmission (e.g., in “pdf” or “tif” format) shall be effective as delivery of a manually executed counterpart hereof.

8.15    Authorization. By its signature, each Person executing this Agreement, on behalf of such Person but not in his or her personal capacity as a signatory, represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement.

8.16    No Third Party Beneficiaries/ Provisions Solely to Define Relative Rights. This Agreement and the rights and benefits hereof shall inure to the benefit of each of the ABL Claimholders and the Term Loan Claimholders and their respective successors and assigns from time to time. The provisions of this Agreement other than Section 9 are and are intended solely for the purpose of defining the relative rights of the Term Loan Collateral Agent and the other Term Loan Claimholders on the one hand and the Term Loan Collateral Agent and the other Term Loan Claimholders on the other hand and the provisions of Section 9 are and are intended solely for the purpose of setting forth the powers, duties and obligations of the Pari Passu Collateral Agent as collateral agent for the benefit of the holders of ABL Obligations. Nothing herein shall be construed to limit the relative rights and obligations as among the Term Loan Claimholders or, other than set forth in Section 9, as among the ABL Claimholders. Other than as set forth in Section 8.3, none of any New Grantor or any other creditor shall have any rights hereunder and neither any New Grantors nor any other creditor may rely on the terms hereof. Nothing in this Agreement is intended to or shall impair the obligations of any New Grantor, which are absolute and unconditional, to pay the Term Loan Obligations and the ABL Obligations as and when the same shall become due and payable in accordance with their terms.

8.17    Additional New Grantors. The Company agrees that it shall ensure that each of its Subsidiaries that is or is to become a party to any Term Loan Collateral Document or any Pari Passu Collateral Document pursuant to which such Subsidiary has or will grant a lien on any its assets to secure any Term Loan Obligations or ABL Obligations shall either execute this Agreement on the date hereof or shall confirm that it is a New Grantor hereunder pursuant to a Joinder Agreement substantially in the form attached hereto as Exhibit A that is executed and delivered by such Subsidiary prior to or concurrently with its execution and delivery of such Term Loan Collateral Document or such Pari Passu Collateral Document.

SECTION 9.    Collateral Agency with respect to ABL Obligations.

9.1    Appointment and Undertaking of the Pari Passu Collateral Agent.

(a)    Each ABL Agent, on its behalf and on behalf of each ABL Claimholder represented by such ABL Agent hereby appoints the Pari Passu Collateral Agent to serve as Pari Passu Collateral Agent hereunder and under the Pari Passu Collateral Documents on the terms and conditions set forth herein. Subject to, and in accordance with, this Agreement, the Pari Passu Collateral Agent will, as collateral agent, on behalf of the ABL Agents and the other ABL Claimholders, in accordance with the terms of this Agreement:

(1)    accept, enter into, hold, maintain, administer and enforce all Pari Passu Collateral Documents, including all Term Loan Priority Collateral subject thereto, and all Liens created thereunder by a New Grantor, perform its obligations hereunder and under the Pari Passu Collateral Documents and protect, exercise and enforce the interests, rights, powers and remedies granted or available to it under, pursuant to or in connection with the Pari Passu Collateral Documents;

(2)    take all lawful and commercially reasonable actions permitted under the Pari Passu Collateral Documents that it may deem necessary or advisable to protect or preserve its interest in the Term Loan Priority Collateral subject thereto and such interests, rights, powers and remedies;

(3)    deliver and receive notices pursuant to this Agreement and the Pari Passu Collateral Documents;

(4)    sell, assign, collect, assemble, foreclose on, institute legal proceedings with respect to, or otherwise exercise or enforce the rights and remedies of a secured party (including a mortgagee, trust deed beneficiary and insurance beneficiary or loss payee) with respect to the Term Loan Priority Collateral under the Pari Passu Collateral Documents and its other interests, rights, powers and remedies;

(5)    remit as provided in Section 9.4 all cash proceeds received by the Pari Passu Collateral Agent from the collection, foreclosure or enforcement of its interest against any New Grantor in the Term Loan Priority Collateral under the Pari Passu Collateral Documents or any of its other interests, rights, powers or remedies;

(6)    bind the ABL Claimholders to the other provisions of this Agreement and execute and deliver amendments and supplements to this Agreement and the Pari Passu Collateral Documents as from time to time directed in writing by the ABL Controlling Agent; provided, that the Pari Passu Collateral Agent may execute and deliver amendments and supplements to this Agreement and the Pari Passu Collateral Documents at any time without the written directions of the ABL Controlling Agent with respect to any amendment or supplement that has the effect solely of: (i) adding or maintaining Term Loan Priority Collateral, securing any new ABL Debt permitted to be Refinanced in accordance with Section 5.6 hereof or preserving, perfecting or establishing the Liens thereon or the rights of the Pari Passu Agent therein, (ii) providing for the assumption of any New Grantor’s obligations under any ABL Loan Document in the case of a merger or consolidation or sale of all or substantially all of the assets of such New Grantor to the extent not prohibited by the terms of any ABL Loan Documents; and (iii) acknowledging joinder by any New ABL Agent agreeing to be bound by the terms of this Agreement pursuant to the written notice delivered in accordance with Section 5.6 hereof; provided, further, that no amendment or supplement that reduces, impairs or adversely affects the right of any ABL Claimholder: (A) to vote its outstanding ABL Obligations as to any matter described as subject to instructions or directions of ABL Controlling Agent or amends the provisions of this proviso or the definition of “ABL Controlling Agent” or (B) to share in the order of application described in Section 9.4(a) in the proceeds of enforcement of or realization on any Term Loan Priority Collateral that has not been released in accordance with the provisions of Section 5.1 or 9.2 hereof will become effective without the consent of the requisite percentage or number of holders of each Series of ABL Obligations so affected under the applicable ABL Loan Documents; and

(7)    release any Lien granted to it by any Pari Passu Collateral Document upon any Term Loan Priority Collateral if and as required by Section 5.1 or 9.2 hereof.

(b)    Each ABL Agent, on its behalf and the ABL Claimholders represented by such ABL Agent, acknowledges and consents to the undertaking of the Pari Passu Collateral Agent set forth in Section 9.1(a) (subject to Section 9.1(e)) and agrees to each of the other provisions of this Agreement applicable to the Pari Passu Collateral Agent.

(c)    Notwithstanding anything to the contrary contained in this Agreement, the Pari Passu Collateral Agent will not commence any Enforcement Action or otherwise take any action or proceeding against any of the Term Loan

Priority Collateral (other than actions as necessary to prove, protect or preserve the Liens on the Term Loan Priority Collateral of any New Grantor securing ABL Obligations as permitted by Section 3.1(c)) until it shall have been directed in writing by the ABL Controlling Agent and then only in accordance with the provisions of this Agreement.

(d)    Act or decline to act in connection with any Enforcement Action of Liens on Term Loan Priority Collateral of any New Grantor as provided in Section 9.3 (subject to Section 9.1(e)).

(e)    Notwithstanding the foregoing:

(1)    The Pari Passu Collateral Agent will not consent or agree to any Liens constituting ABL Declined Liens without the consent of each of the ABL Agents (such consent not to be unreasonably delayed or withheld); and

(2)    The Pari Passu Collateral Agent will not accept any Lien on Term Loan Priority Collateral that constitutes real property securing the ABL Obligations until each of the ABL Agents has confirmed to the Pari Passu Collateral Agent that all requirements for the pledging of such real property under the ABL Loan Documents represented by such ABL Agent have been satisfied (such confirmation not to be unreasonably delayed or withheld).

(3)    The Pari Passu Collateral Agent agrees to deliver to each ABL Agent:

(A)    Reasonable notice of any proposed granting of Lien on Term Loan Priority Collateral pursuant to any Pari Passu Collateral Document to be executed by the Pari Passu Collateral Agent after the date of this Agreement;

(B)    Promptly following the execution by the Pari Passu Collateral Agent of any document or instrument in connection with release of any Lien on Term Loan Priority Collateral in accordance with the terms of this Agreement or any other Pari Passu Collateral Document (or, promptly following receipt of notice from Term Loan Collateral Agent of the automatic release of any Lien on Term Loan Priority Collateral, if applicable), notice of such release;

(C)    Promptly following receipt of any written instructions or directions from the ABL Controlling Agent with respect to any Enforcement Action or other right or remedy in respect of any Lien on any Term Loan Priority Collateral, this Agreement or any Pari Passu Collateral Document, such written instructions or directions;

(D)     Promptly following receipt of written notice from Company of any event of default or material breach of any Pari Passu Collateral Document, such notice;

(E)    Such other information as any ABL Agent may reasonably request with respect to any Pari Passu Collateral Document or any Lien evidenced thereby.

9.2    Release or Subordination of Liens on Term Priority Collateral. The Pari Passu Collateral Agent will not release or subordinate any Lien or consent to the release or subordination of any Lien, in each case on any Term Priority Collateral of any New Grantor, except:

(a)    solely with respect to subordination, as directed in writing by the ABL Controlling Agent accompanied by an Officers’ Certificate to the effect that the subordination was permitted by each applicable ABL Loan Documents;

(b)    solely with respect to release, as required by Section 5.1 or as permitted by the Pari Passu Collateral Documents;

(c)    as ordered pursuant to applicable law under a final and nonappealable order or judgment of a court of competent jurisdiction; or

(d)    for the subordination of the Liens on the Term Priority Collateral of the New Grantors securing ABL Obligations to the Liens on the Term Priority Collateral of the New Grantors securing Term Loan Obligations.

9.3    Enforcement of Liens. After the Discharge of the Term Loan Obligations, if the Pari Passu Collateral Agent at any time receives written notice that any event has occurred that constitutes a default under any ABL Loan Document entitling the Pari Passu Collateral Agent to take an Enforcement Action with respect to the Term Loan Priority Collateral under the Pari Passu Collateral Documents, the Pari Passu Collateral Agent will promptly deliver written notice thereto to each ABL Agent. Thereafter, the Pari Passu Collateral Agent may await written instructions of the ABL Controlling Agent and will act, or decline to act, as directed by the written instructions of the ABL Controlling Agent, in the exercise and enforcement of the Pari Passu Collateral Agent’s interests, rights, powers and remedies under the Pari Passu Collateral Documents or applicable law, in each case, against any New Grantor or Term Loan Priority Collateral, and following the initiation of such exercise of remedies, the Pari Passu Collateral Agent will act, or decline to act, with respect to the manner of such exercise of remedies as directed by the written instructions of the ABL Controlling Agent. Unless it has been directed to the contrary by the written instructions of the ABL Controlling Agent, the Pari Passu Collateral Agent may (but will not be obligated to) take or refrain from taking such action against any Term Loan Priority Collateral or any New Grantor with respect to any default under any ABL Loan Document as it may deem advisable and in the best interest of the ABL Claimholders, in each case, to the extent not inconsistent with this Agreement.

9.4    Application of Proceeds to Holders of ABL Obligations.

(a)    Subject to Sections 4.1 and 4.2 hereof, the Pari Passu Collateral Agent will apply any Term Loan Priority Collateral or any proceeds thereof and any proceeds of insurance policy or condemnation or similar award covering any Term Loan Priority Collateral, in each case, received from the Term Loan Collateral Agent in accordance with Section 4.1 or 5.2 of this Agreement or, after the Discharge of the Term Loan Obligations, in connection with any Enforcement Action or other exercise of remedies by the Pari Passu Collateral Agent or any ABL Claimholder, in each case with respect to the Term Loan Priority Collateral, shall be applied by the Pari Passu Collateral Agent in the following order: first, to the payment of fees and any reasonable legal fees, costs and expenses or other liabilities of any kind incurred by the Pari Passu Collateral Agent in connection with any Pari Passu Collateral Documents (including but not limited to, indemnification obligations that are then due and payable), in each case solely as a result of it acting in its capacity as Pari Passu Collateral Agent in connection with any Pari Passu Collateral Documents; second, to the respective ABL Agent, based on the respective ABL Pro Rata Percentage of the ABL Claimholders represented by it hereunder, for the payment in full of such Series ABL Obligations in such order as specified in the relevant ABL Loan Document until a Discharge of such ABL Obligations; and third, any balance of such proceeds remaining after the applicable pursuant to preceding clauses first and second, to the New Grantors, their successors or assigns from time to time, or to whomever may be lawfully entitled to receive the same. Each New Grantor and ABL Agent agrees that any Term Loan Priority Collateral or proceeds thereof applied to its ABL Obligations in respect of ABL Obligations comprised of Bank Product Obligations, the undrawn face amount of letters of credit, or any ABL Obligations owed to a Swap Party that are secured pursuant to any applicable ABL Loan Document, or that are paid to any ABL Agent in excess of its respective ABL Obligations, that are not applied to its ABL Obligations in a final Discharge thereof will be remitted to the other ABL Agents in accordance with their respective ABL Pro Rata Percentage until the respective ABL Obligations represented hereunder by such ABL Agents are Discharged.

(b)    Subject to Section 4.2, whether or not any Insolvency or Liquidation Proceeding has been commenced by or against any New Grantor, any Term Loan Priority Collateral or any proceeds thereof received by any ABL Agent or any other ABL Claimholder in connection with any Enforcement Action or other exercise of any right or remedy relating to the Term Loan Priority Collateral, less any reasonable out-of-pocket expenses incurred in connection with such Enforcement Action, in all cases shall be segregated and held in trust and forthwith paid over to the Pari Passu Collateral Agent for the benefit of the ABL Claimholders in the same form as received, with any necessary endorsements (which endorsements shall be without recourse and without any representations or warranties) or as a court of competent jurisdiction may otherwise direct.

(c)    In connection with the application of proceeds pursuant to Section 9.4(a), except as otherwise instructed in writing by the ABL Controlling Agent, the Pari Passu Collateral Agent may sell any non-cash proceeds of Term Loan Priority Collateral for cash prior to the application of the proceeds thereof.

(d)    In making determinations and allocations in accordance with Section 9.4(a), the Pari Passu Collateral Agent may conclusively rely upon information supplied by the relevant ABL Agent as to the unpaid amounts outstanding with respect to its respective ABL Obligations.

9.5    Powers of the Pari Passu Collateral Agent.

(a)    The Pari Passu Collateral Agent is irrevocably authorized and empowered to enter into and perform its obligations and protect, perfect, exercise and enforce its interest, rights, powers and remedies under this Agreement, the Pari Passu Collateral Documents and applicable law and in equity and to act as set forth in this Section 9 or, subject to the other provisions of this Agreement, as requested in any lawful directions given to it in writing from time to time in respect of any matter by the ABL Controlling Agent.

(b)    No ABL Agent or ABL Claimholder (other than the Pari Passu Collateral Agent) will have any liability whatsoever for any act or omission of the Pari Passu Collateral Agent.

9.6    Documents and Communications. The Pari Passu Collateral Agent will permit each ABL Agent and each ABL Claimholder upon reasonable written notice from time to time to inspect and copy, at the cost and expense of the New Grantors, any and all Pari Passu Collateral Documents and other documents, notices, certificates, instructions or communications received by the Pari Passu Collateral Agent in its capacity as such.

9.7    For Sole and Exclusive Benefit of the ABL Claimholders. The Pari Passu Collateral Agent will accept, hold, administer, maintain and enforce all Liens on the Term Loan Priority Collateral at any time transferred or delivered to it and all other interests, rights, powers and remedies at any time granted to or enforceable by the Pari Passu Collateral Agent against any New Grantor or any Term Loan Priority Collateral for the benefit of the holders of ABL Obligations, and will distribute all proceeds and received by it thereon or from enforcement thereof solely and exclusively pursuant to the provisions hereof.

9.8    No Implied Duty. The Pari Passu Collateral Agent will not have any fiduciary duties nor will it have responsibilities or obligations other than those expressly assumed by it in this Agreement and the other Pari Passu Collateral Documents. The Pari Passu Collateral Agent will not be required to take any action that is contrary to applicable law or any provision of this Agreement or the other Pari Passu Collateral Documents.

9.9    Appointment of Agents and Advisors. The Pari Passu Collateral Agent may execute any of the powers hereunder or perform any duties hereunder or under any Pari Passu Collateral Document either directly or by or through agents, attorneys, accountants, appraisers or other experts or advisors selected by it in good faith as it may reasonably require and will not be responsible for any misconduct or negligence on the part of any of them.

9.10    Other Agreements. The Pari Passu Collateral Agent has accepted its appointment as collateral agent hereunder and is bound by this Agreement and the Pari Passu Collateral Documents. The Pari Passu Collateral Agent will not otherwise be bound by, or be held obligated by, the provisions of any credit agreement, indenture, or other agreement governing ABL Debt (other than this Agreement and the other Pari Passu Collateral Documents to which it is party).

9.11    Solicitation of Instructions.

(a)        The Pari Passu Collateral Agent may at any time solicit written confirmatory instructions from the ABL Controlling Agent, an Officers’ Certificate or an order of a court of competent jurisdiction, as to any action that it may be requested or required to take, or that it may propose to take, in the performance of any of its obligations under this Agreement or the other Pari Passu Collateral Documents.

(b)        No written direction given to the Pari Passu Collateral Agent by the ABL Controlling Agent that in the sole judgment of the Pari Passu Collateral Agent imposes, purports to impose or might reasonably be expected to impose upon the Pari Passu Collateral Agent any obligation or liability not set forth in or arising under this Agreement and the other Pari Passu Collateral Documents will be binding upon the Pari Passu Collateral Agent unless the Pari Passu Collateral Agent elects, at its sole option, to accept such direction.

9.12    Limitation of Liability. The Pari Passu Collateral Agent will not be responsible or liable for any action taken or omitted to be taken by it hereunder or under any other Pari Passu Collateral Document, except for its own gross negligence, bad faith or willful misconduct as determined by a court of competent jurisdiction.

9.13    ABL Debt Default. The Pari Passu Collateral Agent will not be required to inquire as to the occurrence or absence of any ABL Debt Default and will not be affected by or required to act upon any notice or knowledge as to the occurrence of any ABL Debt Default unless and until it is directed in writing by the ABL Controlling Agent.

9.14    Actions by Pari Passu Collateral Agent. As to any matter not expressly provided for by this Agreement or the other Pari Passu Collateral Documents, the Pari Passu Collateral Agent will act or refrain from acting as directed in writing by the ABL Controlling Agent and will be fully protected if it does so, and any action taken, suffered or omitted pursuant to hereto or thereto shall be binding on the ABL Claimholders.

9.15    Limitations on Duty of Pari Passu Collateral Agent in Respect of Term Loan Priority Collateral.

(a)        The Pari Passu Collateral Agent will not have any liability to any ABL Claimholder with respect to any act or omission with respect to the Term Loan Priority Collateral or any Pari Passu Collateral Document, and the Pari Passu Collateral Agent will be deemed to have exercised reasonable care and good faith, if the Pari Passu Collateral Agent treats such Term Loan Priority Collateral, the Pari Passu Collateral Documents and the Liens on or evidenced thereby substantially in a manner equal to that which it accords its own property, collateral documents and the Liens on or evidenced thereby; provided, however, that, notwithstanding the foregoing, the Pari Passu Collateral Agent will execute, file or record UCC-3 continuation statements and other documents and instruments to preserve, protect or perfect the security interests granted to the Pari Passu Collateral Agent (subject to the priorities set forth herein) if it shall receive a specific written request to execute, file or record the particular continuation statement or other specific document or instrument by an ABL Agent. The Pari Passu Collateral Agent shall deliver to each other ABL Agent a copy of any such written request. The Pari Passu Collateral Agent will not be liable or responsible for any loss or diminution in the value of any of the Term Loan Priority Collateral by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Pari Passu Collateral Agent with reasonable care and in good faith.

(b)        Except as provided in paragraph 9.15(a), the Pari Passu Collateral Agent will not be responsible to any ABL Claimholder for the existence, genuineness or value of any of the Term Loan Priority Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Term Loan Priority Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder, except to the extent such action or omission constitutes negligence, bad faith or willful misconduct on the part of the Pari Passu Collateral Agent, for the validity or sufficiency of the Term Loan Priority Collateral or any agreement or assignment contained therein, for the validity of the title of any New Grantor to the Term Loan Priority Collateral, for insuring the Term Loan Priority Collateral or for the payment of taxes, charges, assessments or Liens upon the Term Loan Priority Collateral or otherwise as to the maintenance of the Term Loan Priority Collateral. The Pari Passu Collateral Agent hereby disclaims any representation or warranty to the current and future holders of the ABL Obligations concerning the perfection of the security interests granted to it or in the value of any Term Loan Priority Collateral.

9.16    No Liability for Clean Up of Hazardous Materials. In the event that the Pari Passu Collateral Agent is required to acquire title to an asset constituting Term Loan Priority Collateral for any reason, or take any managerial action of any kind in regard thereto, in order to carry out any fiduciary or trust obligation for the benefit of another, which in the Pari Passu Collateral Agent’s sole discretion may cause the Pari Passu Collateral Agent to be considered an “owner or operator” under any environmental laws or otherwise cause the Pari Passu Collateral Agent to incur, or be exposed to, any environmental liability or any liability under any other federal, state or local law, the Pari Passu Collateral Agent reserves the right, instead of taking such action, either to resign as Pari Passu Collateral Agent or to arrange for the transfer of the title or control of the asset to a court appointed receiver. The Pari Passu Collateral Agent will not be liable to any Person for any environmental liability or any environmental claims or contribution actions under any federal, state or local law, rule or regulation by reason of the Pari Passu Collateral Agent’s actions and conduct as authorized, empowered and directed hereunder or relating to any kind of discharge or release or threatened discharge or release of any hazardous materials into the environment.

9.17    Resignation or Removal of Pari Passu Collateral Agent. Subject to the appointment of a successor Pari Passu Collateral Agent as provided in Section 9.18 and the acceptance of such appointment by the successor Pari Passu Collateral Agent:

(a)        the Pari Passu Collateral Agent may resign at any time by giving not less than 30 days’ notice of resignation to each ABL Agent and the Company; and

(b)        the Pari Passu Collateral Agent may be removed at any time, with or without cause, at the written direction of (i) at any time prior to the exercise of an Enforcement Action with respect to Term Loan Priority Collateral, the ABL Agent or ABL Agents representing, or acting at the direction of, the holders of more than 50% of the sum of (1) the ABL Obligations outstanding (including the undrawn face amount of any such ABL Obligations comprised of letters of credit and any ABL Obligations owed to a Swap Party) and (2) the aggregate unfunded commitments to extend credit which, when funded, would constitute ABL Obligations and (ii) from and after the exercise of any Enforcement Action in respect of Term Loan Priority Collateral, the ABL Agent or ABL Agents representing, or acting at the direction of, the holders of more than 50% of the aggregate outstanding principal amount of ABL Obligations (including the undrawn face amount of any such ABL Obligations comprised of letters of credit and any ABL Obligations owed to a Swap Party).

9.18    Appointment of Successor Pari Passu Collateral Agent. Upon any such resignation or removal, a successor Pari Passu Collateral Agent may be appointed by the ABL Controlling Agent. If no successor Pari Passu Collateral Agent shall have been so appointed by the ABL Controlling Agent, and shall have accepted such appointment, within 30 days after the retiring Pari Passu Collateral Agent’s giving of notice of resignation, then the retiring Pari Passu Collateral Agent may, (i) in its sole discretion, either continue to act as Pari Passu Collateral Agent hereunder and under the Pari Passu Collateral Documents or (ii) assign all of its rights and delegate all of its obligations hereunder and under the Pari Passu Collateral Documents to the ABL Controlling Agent. After any retiring Pari Passu Collateral Agent’s resignation hereunder as Pari Passu Collateral Agent, the provisions of this Section 9 and all protective provisions of the other Pari Passu Collateral Documents shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Pari Passu Collateral Agent and shall survive the Discharge of ABL Obligations and termination of this Agreement, but not successor Pari Passu Collateral Agent shall in any event be liable for any actions of its predecessor.

9.19    Succession. When the Person so appointed as successor Pari Passu Collateral Agent accepts such appointment or upon assignment to the ABL Controlling Agent in accordance with Section 9.18(ii):

(a)    such Person or the ABL Controlling Agent, as the case may be, will succeed to and become vested with all the rights, powers, privileges and duties of the predecessor Pari Passu Collateral Agent, and the predecessor Pari Passu Collateral Agent will be discharged from its duties and obligations hereunder; and

(b)    the predecessor Pari Passu Collateral Agent will (at the expense of the Company) promptly transfer all Liens on the Term Loan Priority Collateral and collateral security and other property constituting Term Loan Priority Collateral within its possession or control to the possession or control of the successor Pari Passu Collateral Agent and will execute instruments and assignments as may be necessary or desirable or reasonably requested by the successor Pari Passu Collateral Agent to transfer to the successor Pari Passu Collateral Agent all Liens, interests, rights, powers and remedies of the predecessor Pari Passu Collateral Agent in respect of the Pari Passu Collateral Documents or the Term Loan Priority Collateral.

Thereafter the predecessor Pari Passu Collateral Agent will remain entitled to enforce the immunities granted to it in this Section 9 and the Pari Passu Collateral Documents.

9.20    Merger, Conversion or Consolidation of Pari Passu Collateral Agent. Any Person into which the Pari Passu Collateral Agent may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Pari Passu Collateral Agent shall be a party, or any Person succeeding to the business of the Pari Passu Collateral Agent shall be the successor of the Pari Passu Collateral Agent pursuant to Section 9.19, provided that prior to any such merger, conversion or consolidation, the Pari Passu Collateral Agent shall have notified the Company, the Term Loan Collateral Agent and each ABL Agent thereof in writing.

9.21     Indemnity. Each ABL Agent, on its behalf and on behalf of each ABL Claimholder represented by such ABL Agent, hereby agrees to indemnify Pari Passu Collateral Agent in its capacity as such (to the extent not reimbursed by the Company and without limiting the obligation of the Company to do so), ratably according to their respective ABL Pro Rata Percentage in effect on the date on which indemnification is sought, from and against any liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs expenses or disbursements of any kind whatsoever which may at any time be imposed on, incurred by or asserted against the Pari Passu Collateral Agent in any way relating to or arising out of, this Agreement, any of the other Pari Passu Collateral Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Pari Passu Collateral Agent under or in connection with any of the foregoing; provided that no ABL Claimholder shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Pari Passu Collateral Agent’s gross negligence or willful misconduct, as determined by a court of competent jurisdiction in a final, non-appealable order. The obligations of the ABL Claimholders under this Section 9.22 shall survive the termination of this Agreement.

9.22    Entire Agreement. This Agreement states the complete agreement of the ABL Claimholders and the Pari Passu Collateral Agent relating to the undertaking by the Pari Passu Collateral Agent with respect to the Term Loan Priority Collateral set forth herein and supersedes all oral negotiations and prior writings in respect of such undertaking.

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IN WITNESS WHEREOF, the parties hereto have executed this Intercreditor Agreement as of the date first written above.

BNP PARIBAS,
as Pari Passu collateral agent,

By:	/s/ Andrew Shapiro
Name: Andrew Shapiro
Title: Managing Director

By:	/s/ James McHale
Name: James McHale
Title: Managing Director

NOTICE ADDRESS:

BNP Paribas
787 Seventh Avenue
New York, New York 10019
Attention: Keith Richards
Email: keith.richards@bnpparibas.com

[Signature Page to Term Loan Intercreditor and Collateral Agency Agreement]

BNP PARIBAS,
as Term Loan Collateral Agent

By:	/s/ Andrew Shapiro
Name: Andrew Shapiro
Title: Managing Director

By:	/s/ James McHale
Name: James McHale
Title: Managing Director

NOTICE ADDRESS:

BNP Paribas
787 Seventh Avenue
New York, New York 10019
Attention: Keith Richards
Email: keith.richards@bnpparibas.com

[Signature Page to Term Loan Intercreditor and Collateral Agency Agreement]

ABL-CATTLE AGENT:

ING CAPITAL LLC,
as joint administrative agent

By:	/s/ Bill Redmond
Name: Bill Redmond
Title: Managing Director

By:	/s/ Renata Medeiros
Name: Renata Medeiros
Title: Vice President

NOTICE ADDRESS:

ING Capital LLC
Lincoln Centre - Tower 2
5420 LBJ Freeway - Suite 1225
Dallas, TX 75244
Attention: Daniel W. Lamprecht

[Signature Page to Term Loan Intercreditor and Collateral Agency Agreement]

ABL - CATTLE AGENT:

BANK OF THE WEST,
as joint administrative agent

By:	/s/ Darren Jung
Name: Darren Jung
Title: AVP

NOTICE ADDRESS:

Bank of the West
Syndication Division
300 Sough Grand Avenue
Suite 500
Los Angeles, Ca. 90071
Attn: Sidney Jordan

[Signature Page to Term Loan Intercreditor and Collateral Agency Agreement]

BNP PARIBAS,
as ABL-Grain Agent

By:	/s/ Bradley Dingwall
Name: Bradley Dingwall
Title: Director

By:	/s/ Deborah P. Whittle
Name: Deborah P. Whittle
Title: Director

NOTICE ADDRESS:

Bradley Dingwall
Director
BNP Paribas - Commodity Structured Debt Origination
787 Seventh Avenue, New York, NY 10019
Tel: +1 212-340-5354
Mobile 1: +1 203-312-4152
Mobile 2: +1 917-412-4271
bradley.dingwall@bnppirabes.com

[Signature Page to Term Loan Intercreditor and Collateral Agency Agreement]

PNC BANK, NATIONAL ASSOCIATION,
as BAL-trade Agent

By:	/s/ Lee Labine
Name: Lee Labine
Title: Senior Vice President

NOTICE ADDRESS:

PNC Bank, National Association 200 South Wacker Drive, Suite 600
Chicago, Illinois 60606
Attention: Portfolio Manager
Telephone: 312-454-2920
Facsimile: 312-454-2919

[Signature Page to Term Loan Intercreditor and Collateral Agency Agreement]

Acknowledged and Agreed to by:

Notice Address for each Grantor:

1811 Aksarben Drive

Omaha, NE 68106

Attention: Michelle Mapes - EVP General Counsel

                & Corporate Secretary

Facsimile: (402) 952-4916

Email: michelle.mapes@gpreinc.com

GREEN PLAINS INC.

By:	/s/ Michelle Mapes
Name: Michelle Mapes
Title: EVP - General Counsel & Corp. Secretary

GREEN PLAINS I LLC

By:	/s/ Michelle Mapes
Name: Michelle Mapes
Title: EVP - General Counsel & Corp. Secretary

GREEN PLAINS II LLC

/s/ Michelle Mapes
Name: Michelle Mapes
Title: EVP - General Counsel & Corp. Secretary

FLEISCHMANN’S VINEGAR COMPANY, INC.

/s/ Michelle Mapes
Name: Michelle Mapes
Title: EVP - General Counsel & Corp. Secretary

GREEN PLAINS AGRICULTURAL AND ENERGY FUND LLC

/s/ Michelle Mapes
Name: Michelle Mapes
Title: EVP - General Counsel & Corp. Secretary

[Signature Page to Term Loan Intercreditor and Collateral Agency Agreement]